Exhibit 10.1

Execution Version

SENIOR SECURED LOAN AND SECURITY AGREEMENT

between

Crumbs Holdings LLC

and

Crumbs Bake Shop, Inc.

as Borrowers, and

Fischer Enterprises, L.L.C.,

as Lender

January 20, 2014

9.1	No Public Sale or Distribution	17
9.2	Accredited Investor Status	17
9.3	Information	18
9.4	Transfer or Resale	18
9.5	Legends	18

Section 10.	Representations and Warranties of Borrowers	19

10.1	Legal Status	19
10.2	Subsidiaries	19
10.3	Authorization and Validity	19
10.4	No Conflict	19
10.5	No Consents	20
10.6	Indebtedness; Priority	20
10.7	Title to Properties	20
10.8	Taxes	20
10.9	Litigation	20
10.10	Compliance with Laws	20
10.11	Compliance with Environmental Laws	20
10.12	Locations of Collateral	20
10.13	Financial Statements	21
10.14	Liabilities	21
10.15	Intellectual Property	21
10.16	Capitalization	21
10.17	Internal Controls and Procedures	22
10.18	Complete Disclosure	22
10.19	No Breaches	22

Section 11.	Affirmative Covenants	22

11.1	Payment of Indebtedness	22
11.2	Cash Management System	22
11.3	Existence	23
11.4	Compliance with Laws; Licenses	23
11.5	Taxes	23
11.6	Collateral	23
11.7	Inspection	24
11.8	Insurance	24
11.9	Maintenance of Employee Benefit Plans	24
11.10	Reporting Obligations.	24

Section 12.	Negative Covenants	26

12.1	Existence of Liens	26
12.2	Sale of Assets	26
12.3	Changes in Structure	26
12.4	Distributions	26
12.5	Limitations on Other Indebtedness	27
12.6	Loans and Investments	27
12.7	Subsidiaries	27

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12.8	Transactions with Affiliates	27
12.9	Collection of Accounts	27
12.10	Compensation	27
12.11	Leases	27
12.1	Change in Control	27

Section 13.	Omitted	28

Section 14.	Events of Default	28

14.1	Non-Payment of Loans	28
14.2	Breach of Covenant	28
14.3	Business Plan	28
14.4	Failure to pay Taxes	28
14.5	Guaranty	28
14.6	Breach of Representation or Warranty	28
14.7	Change in Control	28
14.8	Destruction of Collateral	28
14.9	Insolvency	28
14.10	Dissolution	29
14.11	Levy Judgment	29
14.12	Cross-Default	29
14.13	Failure of Perfection	29
14.14	Nasdaq Delisting	29

Section 15.	Remedies	29

Section 16.	License	30

Section 17.	Miscellaneous.	30

17.1	Failure or Indulgence Not Waiver	30
17.2	Modification	30
17.3	Omitted	31
17.4	Indemnification	31
17.5	Notices	31
17.6	Severability	32
17.7	Construction	32
17.8	Applicable Law	32
17.9	Assignability	32
17.10	Counterparts	32
17.11	Further Assurances	32
17.12	Attorneys’ Fees	32
17.13	Usury	33
17.14	Integration	33
17.15	Time	33
17.16	VENUE	33
17.17	WAIVER OF JURY TRIAL	33

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EXHIBITS

Exhibit A-1:	Tranche I Note
Exhibit A-2:	Tranche II Note
Exhibit B:	Form of Insurance Requirements
Exhibit C:	Membership Interest Pledge Agreement
Exhibit D:	Grant of Security Interest in Trademarks
Exhibit E:	Deposit Account Control Agreement
Exhibit F:	Conversion Notice
Exhibit G:	Registration Rights Agreement

SCHEDULES

Schedule 1.1:	Existing Indebtedness
Schedule 1.2:	Existing Liens
Schedule 4.7:	Use of Proceeds
Schedule 10.2:	Subsidiaries
Schedule 10.4	No Conflict
Schedule 10.5:	No Consents
Schedule 10.7:	Leased Real Property
Schedule 10.9:	Litigation
Schedule 10.12:	Locations of Collateral
Schedule 10.15:	Intellectual Property
Schedule 10.16:	Capitalization
Schedule 10.19:	No Breaches
Schedule 11.1:	Payment of Indebtedness

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SENIOR SECURED LOAN AND SECURITY AGREEMENT

THIS SENIOR SECURED LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of January 20, 2014, between Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs Holdings”), Crumbs Bake Shop, Inc., a Delaware corporation (“Crumbs,” together with Crumbs Holding, collectively, the “Borrowers” and each a “Borrower”), and Fischer Enterprises, L.L.C., an Oklahoma limited liability company (“Lender”), with respect to the following:

A.           Borrowers have requested that Lender grant to Borrowers the credit accommodations set forth in this Agreement; and

B.           Lender has agreed to grant such credit accommodations, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements in this Agreement, and intending to be legally bound hereby, Lender and each Borrower jointly and severally agree as follows:

Section 1.          Definitions.

1.1           Defined Terms. Capitalized terms used in this Agreement (including all schedules and exhibits to this Agreement) and not otherwise defined have the meanings set forth in this Section 1.

“Borrower” and “Borrowers” have the meaning set forth in the preamble to this Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement dated as of January 9, 2011, by and among Crumbs, 57th Street Merger Sub LLC, Crumbs Holdings, the members of Crumbs Holdings set forth on the signature pages thereto, and the representatives of Crumbs Holdings, as amended on each of February 18, 2011, March 17, 2011 and April 7, 2011.

“Business Day” means any day other than a Saturday, Sunday, or a federal or state holiday or other day on which Lender or commercial banks in Oklahoma are customarily closed or are required to close under federal Laws or the Laws of the State of Oklahoma.

“Business Plan” means the 2014 business plan delivered by Borrowers to Lenders on the Tranche I Closing Date for the Borrowers’ operation of the Borrowers’ business, as may be modified from time to time by mutual consent of the Borrowers and Lender.

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“Change in Control” means (i) “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the record or beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Crumbs (or its successor by merger, consolidation, or purchase of all or substantially all of its assets), (ii) the first day on which a majority of the seats on the board of directors (or similar governing body) of any Borrower ceases to be occupied by Persons who were members of the board of directors on the Tranche I Closing Date, (iii) the sale, lease, transfer or other disposition in one or a series of related transactions, of 50% or more of the assets of any Borrower, (iv) a merger, consolidation or other business combination of Crumbs (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of Crumb’s consolidated business at that time) or any successor or other entity holding all or substantially all of the assets of Crumbs and its Subsidiaries that results in the stockholders of Crumbs (or such Subsidiary or Subsidiaries) or any successor or other entity holding all or substantially all of the assets of Crumbs and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or a series of related transactions holding, directly or indirectly, less than 50% of the voting power of Crumb’s or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of the transaction or series of related transactions, (iv) the first day Crumbs ceases to own, directly or indirectly, approximately 84% of the outstanding equity interests of Crumbs Holdings (which may reduced below such amount in the event of the issuance of any Contingency Consideration under the terms of the Business Combination Agreement and shall not constitute a Change of Control for purposes of this definition), or (v) the first day Crumbs Holdings ceases to own, directly or indirectly, 100% of the outstanding equity interest of any Subsidiary.

“Change in Law” means the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any governmental authority.

“Collateral” means all of each Borrower’s Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter of Credit Rights, Software, Commercial Tort Claims, money, Intellectual Property, Incidental Rights, and all other property of each Borrower pledged as security for the Obligations in any Loan Document, including, without limitation, the Borrowers’ equity interest in each of the Subsidiaries, in each case, whether owned now or acquired after the date of this Agreement, and including all proceeds thereof, all substitutions therefor, and all books and records related thereto; provided, however, the term “Collateral” shall not include the Southeastern CD.

“Control Agreement” means an agreement among Lender, each Borrower and a third-party depository institution, in form and substance satisfactory to Lender, granting Lender “control” (as such term is defined in the UCC) over the deposit accounts of such Borrower maintained at such depository institution and in substantially the form attached at Exhibit E or in another form reasonably satisfactory to Lender.

“Copyrights” means all rights under applicable law associated with works of authorship, including but not limited to copyrights, moral rights, mask-works, and computer software (excluding commercially available software).

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“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection or human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or waste into the environment, or otherwise relating to the manufacture, processing, distribution,, use, treatment, storage, disposal, transport or handling of hazardous substances or wastes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Grant of Security Interest in Trademarks” means that Grant of Security Interest in Trademarks in substantially the form at Exhibit D.

“Guarantor” means any existing or future Subsidiary of Borrower that executes a Guaranty and Security Agreement.

“Guaranty and Security Agreement” means any Guaranty and Security Agreement executed in connection with this Agreement in favor of Lender guarantying the Obligations and granting a security interest in the Guarantor’s collateral, as such agreement may be amended from time to time.

"Incidental Rights" means (a) all books and records relating to the Equipment, contracts, contract rights, licenses, sublicenses, computer tapes, catalogues, advertisements, source codes, computer programs, computer cards and computer disks, Accounts, Inventory and any of the other items or types of Collateral; (b) all indemnities, guaranties or warranties relating to the ownership, construction, rental, operation, maintenance, use or repair of the Equipment or other items or types of Collateral, (c) all telephone numbers assigned to Borrowers, (d) all governmental filings, permits, approvals or licenses relating to the ownership, use or operating of the Equipment and Inventory; and (e) contract files, right-of-way files and engineering files relating primarily thereto.

“Indebtedness” means (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including capital leases, but excluding trade payables incurred and being paid in the ordinary course of business, (b) all contingent obligations, and (c) all reimbursement obligations in connection with letters of credit issued.

“Intellectual Property” means the Copyrights, Know-How, Patents, and Trademarks.

“Know-How” means all technical and business knowledge, proprietary information, data, processes, techniques, methods of manufacturing, methods of operation, drawings, designs, blueprints, databases, draft patent applications, invention disclosures, research and development projects, operating manuals, manufacturing and quality control procedures, non-commercial software, trade secrets, plans, accumulated experience, plant and tool design, installation instructions and raw material specifications, formulations, techniques, drawings, unpatented inventions (including inventions conceived prior to the date hereof but not documented as of the date hereof), advertising procedures, sales promotion literature, customer lists, and price lists, in each case to the extent protectable under applicable law.

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“Laws” means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

“Leases” means any lease agreements for the lease of real property by a Borrower or Subsidiary and each of the lease agreements set forth on Schedule 10.7.

“Leasehold Mortgages” means, in a form reasonable acceptable to Lender, leasehold mortgages for each of the Leases.

“Loan” has the meaning set forth in Section 2.1.

“Loan Documents” means this Agreement, the Notes, Guaranty and Security Agreement, Leasehold Mortgages, Grant of Security Interest in Trademarks, Control Agreement, Membership Interest Pledge Agreement, Registration Rights Agreement, all financing statements perfecting a security interest under the Uniform Commercial Code, each other agreement, document or instrument executed pursuant to any of the foregoing, and all renewals and extensions of, or amendments or supplements to, or restatements of, any of the foregoing from time to time in effect.

“Material Adverse Effect” means any set of circumstances or events occurring after the date of this Agreement that (a) would have any material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) is or could reasonably be expected to become material and adverse to the business condition (financial or otherwise), assets, properties, or operations of any Borrower, (c) could reasonably be expected to materially impair the ability of any Borrower to fulfill its obligations under the Loan Documents, or (d) causes an Event of Default or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Maturity Date” means, unless and until Lender elects to convert the outstanding balance of the Loan to common equity, the earliest to occur of: (a) acceleration of the Obligations due to the occurrence of an Event of Default, or (b) July 1, 2016.

“Membership Interest Pledge Agreement” means the Membership Interest Pledge Agreement in substantially the form attached at Exhibit C.

“Notes” means the Tranche I Note and Tranche II Note.

“Obligations” means all obligations, liabilities and indebtedness (monetary or otherwise, including post-petition and default interest, whether allowed or not) of Borrowers arising under this Agreement or any other Loan Document and all other obligations of Borrowers to Lender of any nature whatsoever, including, without limitation, for principal, interest, fees, costs, expenses, indemnification, and legal fees, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

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"Patents" means all domestic and foreign letters design and utility patent and patent applications (including without limitation all provisional, design, divisional, renewal, re-exam, reissue, substitute, continuation, continuations-in-part and convention applications, all other patent applications or utility model applications or issued patents or utility models claiming priority therefrom or otherwise related thereto, and any and all letters patent and utility models, reissues, reexaminations, and extensions of letters patent and utility models granted thereon, and every priority right that is or may be predicted upon or arise from therefrom or based thereon) (including, without limitation, patents and patent applications in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof).

“Permitted Indebtedness” means the Obligations and each of the following:

(a)          trade payables arising in the ordinary course of business;

(b)          purchase money Indebtedness in an amount not exceeding $50,000.00 in the aggregate;

(c)          contingent obligations (i) arising from endorsements of payment items for collection or deposit in the ordinary course of business or (ii) incurred in the ordinary course of business with respect to surety, appeal or performance bonds or other similar obligations;

(d)          Indebtedness disclosed in the SEC Documents; and

(e)          the Indebtedness set forth on Schedule 1.1.

“Permitted Liens” means liens in favor of Lender and each of the following:

(a)          liens for purchase money Indebtedness not exceeding $50,000.00 in the aggregate;

(b)          liens for taxes not yet due and payable, or which are being diligently contested in good faith by proper proceedings;

(c)          mechanics, warehouseman’s, and other similar liens arising in the ordinary course of business for obligations not yet due and payable;

(d)          easements, rights-of-way, restrictions, covenants and other agreements with respect to real property that do not secure any monetary obligation and do not materially interfere with a Borrower’s business;

(e)          normal and customary rights of setoff upon deposits in favor of depository institutions, and liens of a collecting bank on payment items in the course of collection; and

(f)          the liens set forth on Schedule 1.2.

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“Person” means, whether or not capitalized, any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, governmental authority, or other entity of any nature.

“Principal Market” means the Nasdaq Capital Market or such other exchange on which the shares of Common Stock of the Company are listed.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the date of this Agreement by and among Crumbs and the Lender relating to, among other things, the registration of the Conversion Shares issuable upon conversion of the Notes in the form attached at Exhibit G.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed by Crumbs with the SEC pursuant to the reporting requirements of the 1934 Act prior to the date hereof.

“Southeastern CD” means that certain Certificate of Deposit in the amount of $500,000.00 securing the obligations of Crumbs Holdings under the Commercial Loan Agreement, between Southeastern Bank and Crumbs Holdings dated May 5, 2011, as amended from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one of more intermediaries, or both, by such Person. Unless otherwise specified, all references in this Agreement to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrowers.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of May 5, 2011, by and among Crumbs, Crumbs Holdings, and the members of Crumbs Holdings set forth on the signature pages thereto and such other parties who have become members subsequent thereto.

"Trademarks" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, dba's, internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, dba's, internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks or associated therewith.

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“Tranche I Loan” has the meaning set forth in Section 2.1.

“Tranche I Note” means the convertible promissory note in the original principal amount of $3,500,000, plus the Lending Fee, in the form attached at Exhibit A-1.

“Tranche II Loan” has the meaning set forth in Section 2.1.

“Tranche II Note” means the convertible promissory note in the original principal amount of $1,500,000, plus the Lending Fee if so elected by Borrowers, in the form attached at Exhibit A-2.

“UCC” means the Uniform Commercial Code, as amended and in effect in the State of Oklahoma.

(b)          UCC Terms. The following capitalized terms shall have the meanings set forth in the UCC: Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter-of-credit Rights, and Commercial Tort Claims.

Section 2.          The Loan.

2.1           Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrowers in the original principal amount of $5,000,000.00 (the “Loan”). The Loan consists of two tranches. Subject to Section 7.1, the first tranche (“Tranche I Loan”) shall be in the original principal amount of $3,500,000.00, plus the Lending Fee, and shall be funded on January 21, 2014. Subject to Section 7.2, the second tranche (“Tranche II Loan”) shall be in the original principal amount of $1,500,000.00, plus the Lending Fee if so elected by Borrowers, and shall be funded on or before April 1, 2014. Principal amounts of the Loan that are repaid may not be reborrowed. Principal amounts of the Loan that are repaid may not be reborrowed.

2.2           Notes. The Loan shall be evidenced by the Tranche I Note and Tranche II Note.

Section 3.          Interest.

3.1           Subject to Sections 3.2 and 17.13, the unpaid principal of the Loan shall bear interest at the rate of 7% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable quarterly on January 1, April 1, July 1, and October 1 (each, an “Interest Payment Date”) either (a) entirely in cash, or (b) entirely by increasing the principal amount of the outstanding Notes by the amount of interest due for such quarter (the “PIK Interest Option”). Borrowers shall be deemed to have elected to pay interest by the PIK Interest Option (such interest shall be referred to as “PIK Interest”) unless Lender has received a cash payment for the full amount of interest due for such quarter by the Interest Payment Date. Borrowers shall make any amendment to the Notes requested in writing by Lender to evidence such PIK Interest (it being understood that the lack of such amendment shall in no way affect the Notes being legal and valid evidence of any such PIK Interest). Any PIK Interest shall constitute principal of the Notes and shall accrue interest as such.

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3.2           Subject to Section 17.13, upon the occurrence and during the continuance of an Event of Default, the unpaid principal of the Loan shall bear interest at the rate of 18% per annum.

Section 4.          Payment.

4.1           Payments of Obligations.

(a)          Loan. All outstanding Obligations owing with respect to the Loan shall be due and payable on the Maturity Date.

(b)          Other Obligations. All other Obligations owing from Borrowers to Lender from time to time pursuant to the Loan Documents shall be payable on demand, but in any event shall be due and payable on the Maturity Date.

4.2           Manner of Payments

. All payments of Obligations shall be made in United States Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without any deduction for) taxes in immediately available funds at the office specified by Lender not later than 12:00 p.m., Oklahoma City, Oklahoma time on the date due. Funds received after such hour shall be deemed to have been received on the following Business Day.

4.3           Payment Authorization

. In the event a payment is late or an Event of Default occurs, each Borrower authorizes Lender, in its sole discretion, to charge such Borrower’s accounts to make any payments of principal and interest.

4.4           Voluntary Prepayment

. Borrowers may prepay the Obligations in whole or in part and without penalty if Lender does not elect to convert the Loan after receiving at least 30 days prior written notice from Borrower of its intent to prepay the Obligations (a “Voluntary Prepayment Notice”).

4.5           Mandatory Prepayments.

(a)          Asset Sale. On any date on which any Borrower receives proceeds from any sale of any of the Collateral (other than inventory in the ordinary course of business), Borrowers shall apply an amount equal to 100% of such proceeds to the prepayment of the Loan, net of any costs and expenses incurred by any such Borrower in connection with any such sale.

(b)          Casualty Events. Not later than three Business Days following the receipt by any Borrower of the proceeds of insurance, any condemnation award, or other compensation in respect of any loss or damage to, or any condemnation or other taking of property, Borrowers shall apply an amount equal to 100% of such proceeds to the prepayment of the Loans; unless the Borrower or any Subsidiary of Borrower is required to use such insurance proceeds by the terms of any real property lease to be used for the restoration of the location subject to such lease or by any equipment lease for the repair or replacement of any personal property subject to such lease or the payment of such insurance proceeds to the lessor under such lease.

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4.6           Fees. Borrowers shall pay to Lender:

(a)          a lending fee as the Loan is funded in the amount equal to 1% of the Loan (the “Lending Fee”), such fee is payable for the Tranche I Loan on the Tranche I Closing Date and for the Tranche II Loan on the Tranche II Closing Date, and the Lending Fee shall, at the option of Borrowers, be capitalized, when earned, and added to the principal balance of the Loan; and

(b)          in immediately available funds on the Tranche I Closing Date, all of the costs and expenses incurred by Lender in connection with the execution and delivery of the Loan Documents, including applicable mortgage taxes and related closing charges and the fees and expenses of Lender’s legal counsel and other professionals in connection with the negotiation, preparation, and closing of the Loan, as such amounts can be estimated or ascertained at the Tranche I Closing Date; provided, however, any fees related to the post-funding obligations described in Section 8.6 or otherwise accrued in connection with the closing of the Tranche II Loan shall be paid on the Tranche II Closing Date, as such amounts can be estimated or ascertained at that time.

4.7           Use of Proceeds. Borrowers shall use the proceeds of the Loan for the payment of operating expenses, working capital needs, and other restructuring costs consistent with Schedule 4.7. The proceeds of the Loan shall not be used for payments to shareholders of Crumbs or for distributions to members of Crumbs Holdings.

4.8           Change in Law. If any Change in Law shall (a) subject Lender to any Tax with respect to any Loan or Loan Document, or change the basis of taxation of payments to Lender in respect thereof; or (b) impose on Lender or any other condition, cost or expense affecting the Loans or any Loan Document and the result thereof shall be to increase the cost to Lender of making or maintaining the Loans or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request by Lender, Borrowers will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

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4.9           Nature and Extent of Each Borrower’s Liability.

(a)          Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until full payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of: (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any obligor; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment of all Obligations.

(b)          Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations, including the benefit of 12 Okla. Stat. § 686 and 15 Okla. Stat. §§ 334,338, and 340, and any amendments thereof. It is agreed among each Borrower and Lender that the provisions of this Section 4.9 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make the Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(c)          Lender may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this Section 4.9. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Lender may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 4.9, notwithstanding that any present or future Law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

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(d)          Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 4.9 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(e)          If any Borrower makes a payment under this Section 4.9 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 4.9 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(f)          Nothing contained in this Section 4.9 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its good faith credit judgment, to condition Loans upon a separate calculation of the Borrowing Base and to restrict the disbursement and use of such Loans to such Borrower.

(g)          Each Borrower hereby subordinates any claims, including any rights at Law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other obligor, howsoever arising, to the full payment of all Obligations.

Section 5.          Conversion.

5.1           Option to Convert. The Notes are convertible into validly issued, fully paid and non-assessable shares of Crumbs’ common stock, par value $.0001 per share (the “Common Stock”) on the terms and conditions set forth in this Section 5.

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5.2           Conversion Right. At any time or times on or after the date of the Notes, Lender shall be entitled to convert any portion of the outstanding and unpaid principal and accrued and unpaid interest on the Notes into validly issued, fully paid and non-assessable shares of Common Stock (“Conversion Shares”) in accordance with Section 5 at a rate of $.66 per share (the “Conversion Rate”). Crumbs shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, Crumbs shall round such fraction of a share of Common Stock up to the nearest whole share. Crumbs shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any amount of the Notes.

5.3           Mechanics of Conversion. To convert any amount of the Notes into shares of Common Stock on any date, Lender shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit F (the “Conversion Notice”) to Crumbs. Within one (1) trading days after its receipt of the Conversion Notice, Crumbs shall instruct its transfer agent to deliver to Lender certificates representing the number of shares of Common Stock issuable by reason of such conversion in the name or names and such denomination or denominations as the Lender may specify.

5.4           Adjustment of Conversion Price. If Crumbs, at any time after the issuance of the Notes, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision will be proportionately reduced. If Crumbs, at any time after the issuance of the Notes, combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the conversion price in effect immediately prior to such combination will be proportionately increased.

5.5           Principal Market Regulation.

(a)          Notwithstanding the foregoing provisions of this Section 5, at no time may all or a portion of the Notes be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock or other voting stock owned by Lender at such time, the number of shares of Common Stock which would result in Lender beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 19.99% of all of the Common Stock outstanding at such time (the “Exchange Cap”), except that such limitation shall not apply in the event that Crumbs obtains the approval of its stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, Lender shall not be issued and Crumbs shall not issue upon conversion of the Notes, shares of Common Stock which would result in Lender beneficially owning shares of Common Stock in an amount in excess of the Exchange Cap. Additionally, pursuant to the NASDAQ Capital Market rules, Lender acknowledges that the Conversion Shares acquired prior to Stockholder Approval (as defined below) may not be voted for the Resolutions at the Stockholder Meeting (each as defined below). For the avoidance of doubt, the requirement to obtain Shareholder Approval as set forth in this Section 5.5 to issue a number of shares of Common Stock which would result in Lender beneficially owning shares of Common Stock in an amount in excess of the Exchange Cap shall apply irrespective of whether or not the Principal Market is the NASDAQ Capital Market.

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(b)          Crumbs shall provide each stockholder entitled to vote at the next annual meeting of stockholders of Crumbs (the “Stockholder Meeting”), to be held on or about June 10, 2014, a proxy statement (the “Proxy Statement”) soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for adoption of resolutions (the “Resolutions”) approving the issuance of all of the Conversion Shares in accordance with applicable law, the provisions of the Crumbs’ bylaws and the rules and regulations of the Principal Market (the “Stockholder Approval”). Crumbs shall use its commercially reasonable efforts to solicit its stockholders’ adoption of the Resolutions and to cause the Board of Directors of Crumbs to recommend to the stockholders that they adopt the Resolutions. The Proxy Statement shall contain such disclosures relating to the Resolutions and the issuance of the Conversion Shares required by the SEC’s Schedule 14A and reasonably acceptable to the Lender after review by McAfee & Taft A Professional Corporation at the expense of Crumbs. If Stockholder Approval is required pursuant to this Section 5.5(b) and, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained at a Stockholder Meeting, then Crumbs shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until Stockholder Approval is obtained.

(c)          Voting Agreement. If Stockholder Approval is required pursuant to Section 5.5(b), then (i) Crumbs will execute, and will use its reasonable best efforts to cause each of Stephen Z. Fass, Julian R. Geiger, John D. Ireland, Edwin H. Lewis, EHL Holdings LLC, Mark D. Klein, Frederick G. Kraegel, Leonard O. Potter, Kirk Alan Rose, Jeffrey D. Roseman, Shanna Goldstone, Robin Sepe, Edwin Leong, Barry Mirowsky and Eric Wesolowski (collectively, the “Principal Stockholders”) to execute, a voting agreement, in form and substance satisfactory to Lender (the “Voting Agreement”), pursuant to which, among other things, each Principal Stockholder will agree, from and after the date of this Agreement and until the Stockholder Approval is obtained, to vote or cause to be voted (including by written consent, if applicable) at the Stockholder Meeting all of the voting securities of Crumbs that are beneficially owned by such Principal Stockholder and entitled to vote thereon (A) in favor of the adoption of the Resolutions and (B) against any resolution that, if adopted, would be inconsistent with the Resolutions, and (ii) Crumbs (A) shall use its reasonable best efforts to effectuate the transactions contemplated by the Voting Agreement, (B) shall not amend, waive or terminate any provision of the Voting Agreement, (C) and shall enforce the provisions of the Voting Agreement in accordance with its terms, including, without limitation, by promptly using its best efforts to seek specific performance of the terms of the Voting Agreement in accordance with the terms thereof upon the breach by any of the Principal Stockholders of any provisions thereof. The Principal Stockholders hold approximately 27.87% of the issued and outstanding share of Common Stock of the Company.

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(d)          Limitations on Conversion. Notwithstanding anything to the contrary contained in this Agreement, prior to March 31, 2016 the Notes shall not be convertible by the Lender, and Crumbs shall not effect any conversion of the Notes or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion, the Lender (together with its affiliates) would beneficially own in excess of 34.99% (the “Maximum Percentage Cap”) of the Common Stock; provided, that, the Maximum Percentage Cap shall not apply following the receipt by Lender of a Voluntary Prepayment Notice or a Change in Control Notice from Borrowers or following the acceleration of the maturity of the Obligations following an Event of Default.

Section 6.          Management Rights of Lender.

6.1           Board of Directors. Following the Tranche I Closing Date and for so long as any of the Notes remain outstanding (the “Representation Period”), Lender shall have the right, at any time, to: (a) appoint a representative (the “Observer”) to attend any and all meetings of the Board of Directors of Crumbs, and (b) subject to Lender’s satisfaction of the Ownership Threshold (as defined below), designate one (1) director candidate for appointment to the Board of Directors of Crumbs.  Following the Tranche II Closing Date and throughout the Representation Period, Lender shall have the right, at any time, to designate a second director candidate for appointment to the Board of Directors of Crumbs; provided, that, the foregoing designation rights shall be subject to the satisfaction of any applicable corporate governance standards and other legal requirements of the Principal Market.  The audit, nomination and compensation committees of Crumbs may each exclude the Observer from their respective proceedings at the discretion of the respective committee. The director candidates designated by Lender are referred to herein individually as a “Lender Candidate.” Upon Lender’s designation of a Lender Candidate pursuant to this Section 6.1, Crumb’s Board of Directors shall take all reasonably necessary action to appoint the Lender Candidate to the Board of Directors of Crumbs, provided that in doing so the current size of the Board of Directors shall either be maintained or reduced, to serve until the next annual meeting of Crumbs stockholders. The Nominating and Corporate Governance Committee of the Board of Directors shall nominate each Lender Candidate for election to the Crumb’s Board of Directors at each meeting of the Company’s stockholders held during the Representation Period at which directors are to be elected commencing with the first annual meeting of Crumb’s stockholder after which a Lender Candidate has been designated by Lender, and the Board shall recommend to the stockholders currently scheduled that such Lender Candidate be elected at such meeting. As used herein, Lender shall be deemed to satisfy the “Ownership Threshold” if Lender or its affiliates (x) is a holder of a Note and (y) beneficially owns (as defined in Rule 13d-3 of the Exchange Act) in excess of 5.0% of the Common Stock of the Company. Any such Lender Candidate that becomes a member of the Board of Directors of Crumbs, shall also serve as a member of the Board of Managers of Holdings.

6.2           Executive Officer

. On or prior to Tranche II Closing Date, Borrower shall hire an executive officer, on such terms as shall be mutually agreeable by Crumbs and Lender, to assist in Borrowers’ management relating to co-branding and franchising matters.

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Section 7.          Conditions Precedent.

7.1           Conditions to Tranche I Loan. The Lender shall not be required to make the Tranche I Loan until the date (the “Tranche I Closing Date”) on which the following conditions have been satisfied or waived in writing by Lender:

(a)          No Event of Default. No Event of Default shall exist or result from the making of the Loan, and no event shall have occurred, or shall occur with the making of the Loan, that with the giving of notice or passage of time, or both, would constitute an Event of Default.

(b)          Representations and Warranties. The representations and warranties in this Agreement that are qualified by a reference to materiality or Material Adverse Effect shall be true and accurate as of the Tranche I Closing Date, and the representations and warranties in this Agreement that are not qualified by a reference to materiality or Material Adverse Effect shall be true and accurate in all material respects as of the Tranche I Closing Date.

(c)          Documents. This Agreement and the Tranche I Note, Guaranty and Security Agreement, Grant of Security Interest in Trademarks, Membership Interest Pledge Agreement, and Registration Rights Agreement shall be duly authorized, executed, and delivered to Lender.

(d)          Certificates of Insurance. Lender shall have received the certificates of insurance referred to in Section 11.8.

(e)          Financing Statement. UCC-1 financing statements naming each Borrower as debtor and Secured Party as Lender shall be properly filed with the Secretary of State of the State of Delaware, and each Borrower shall have provided to Lender such evidence as Lender may reasonably require to evidence the first priority of Lender’s security interest.

(f)          Secretary’s Certificate. Lender shall have received a certificate of the secretary, manager or other responsible officer of each Borrower certifying (i) copies Borrower’s organizational documents, (ii) copies of resolutions of the members, managers, or directors, as applicable, of each Borrower authorizing the transactions contemplated in this Agreement and the other Loan Documents, and (iii) the title, name and signature of each person authorized to sign the Loan Documents on behalf of each Borrower.

(g)          Certificate of Good Standing. Lender shall have received a certificate of the appropriate Secretary of State certifying the existence and good standing of each Borrower in the state of such Borrower’s organization.

(h)          Fees and Expenses. Borrowers shall have paid all fees and expenses required by Section 4.6 of this Agreement and any other Loan Documents.

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(i)          Other Documents. Lender shall have received such other agreements, documents, instruments and certificates as it may reasonably request.

7.2           Conditions to Tranche II Loan. Lender shall not be required to make the Tranche II Loan or grant any other accommodation to Borrowers until the date (the “Tranche II Closing Date”) on which the following conditions have been satisfied or waived in writing by Lender:

(a)          No Event of Default. No Event of Default shall exist or result from the making of the Loan and no event shall have occurred, or occur with the making of the Loan, that with the giving of notice or passage of time, or both, would constitute an Event of Default.

(b)          Representations and Warranties. The representations and warranties in this Agreement that are qualified by a reference to materiality or Material Adverse Effect shall be true and accurate as of Tranche II Closing Date, and the representations and warranties in this Agreement that are not qualified by a reference to materiality or Material Adverse Effect shall be true and accurate in all material respects as of the Tranche II Closing Date.

(c)          Other Documents. Lender shall have received the Tranche II Note and such other agreements, documents, instruments and certificates as it may reasonably request.

(d)          Performance Obligations. Borrowers shall have operated their business substantially in accordance with the Business Plan and shall have hired an executive officer pursuant to Section 6.2 of this Agreement.

(e)          Material Adverse Effect. No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect that were not previously disclosed to Lender by Borrower.

Section 8.          Collateral.

8.1           Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Lender a first priority lien and continuing security interest in all of such Borrower’s Collateral.

8.2           No Assumption of Liability. The security interests granted by this Agreement are given as security only and shall not subject Lender to, or in any way modify, any obligation or liability of any Borrower relating to any of the Collateral.

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8.3           Agreements Regarding Accounts. Except as otherwise provided herein, the Borrower, at its own expense, will diligently attempt to collect upon all sums due the Borrower upon its accounts and contract rights. At any time, regardless of the existence of a default and without notice to Borrowers, Lender may give notice to account debtors of the assignment of a Borrower’s Accounts to Lender and require that the Accounts be paid directly to Lender, whether or not the amounts owed to such Borrower by the account debtors so notified exceed the amount of the Obligations. Borrower will from time to time and as often as requested by the Lender, promptly execute and deliver to the Lender one or more specific written assignments of any one or more Accounts or contract rights Lender may select or designate, assigning the same to Lender. In each instance in which Lender may elect hereunder to effect direct collection of any one or more accounts or contract rights of the Borrower, Lender shall also be entitled to take possession of all books and records of the Borrower relating to such Account(s) or contract rights and the Borrower will not in any manner take or suffer any action to be taken to hinder, delay, or interfere with Lender 's attempts to effect collection.

8.4           Cross Collateralization and Cross Default. Each of the Notes is cross-collateralized and cross-defaulted with the other to the fullest extent permitted by applicable Law.

8.5           Financing Statement; Further Assurances. Lender is authorized to file, and promptly on request, Borrowers shall deliver such financing statements, assignments, notices and other documents and instruments as it shall deem necessary or appropriate to perfect and continue the perfection of the security interests in the Collateral, or otherwise to give effect to the intent of this Agreement.

8.6           Post-Funding Covenants. Promptly following the initial funding under the Tranche I Loan, Borrowers shall use their commercially reasonable efforts, and shall cause their Subsidiaries, to (i) obtain all the necessary consents required for Lender and Borrower to execute and record Leasehold Mortgages on each Borrower’s and each Subsidiary’s Leases, and (ii) to assist Lender in obtaining Control Agreements for each Borrower’s Deposit Accounts. The failure to obtain any such consents shall not constitute an Event of Default hereunder.

Section 9.          Representations and Warranties of Lender. Lender represents and warrants to the Borrowers as follows:

9.1           No Public Sale or Distribution. Lender (i) is acquiring the Notes, and (ii) upon conversion of the Notes will acquire the Conversion Shares (and with the Notes, collectively, the “Securities”) issuable upon conversion of the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Lender does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

9.2           Accredited Investor Status. Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

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9.3           Information. Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Borrowers which have been requested by Lender. Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Borrowers. Lender understands that its investment in the Notes and Conversion Shares involves a high degree of risk. Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes and Conversion Shares.

9.4           Transfer or Resale. Lender understands that except as provided in the Registration Rights Agreement (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws and, accordingly, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrowers in a transaction not involving a public offering and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Lender shall have delivered to Crumbs (if requested by Crumbs) an opinion of counsel to Lender, in a form reasonably acceptable to Crumbs, to the effect that such Notes or Conversion Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Lender provides Crumbs with reasonable assurance that such Notes and Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Notes and Conversion Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Notes and Conversion Shares under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder.

9.5           Legends. Lender understands that the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of stock certificates for the Conversion Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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Section 10.         Representations and Warranties of Borrowers. Each Borrower jointly and severally represents and warrants to Lender as follows:

10.1         Legal Status. Crumbs Holdings is a limited liability company duly formed and existing in good standing under the Laws of the State of Delaware. Crumbs is a corporation duly incorporated and existing in good standing under the Laws of the State of Delaware. Each Subsidiary is a limited liability company duly formed and existing in good standing under the Laws of such Subsidiary’s state of incorporation. Each Borrower and Subsidiary is qualified or licensed to do business, and is in good standing as a foreign limited liability company or corporation, as applicable, in each of the jurisdictions in which the failure to so qualify or to be so licensed would reasonably be expected to have a Material Adverse Effect.

10.2         Subsidiaries. Other than as set forth in Schedule 10.2, no Borrower or Subsidiary owns any voting or economic interests in any other Person.

10.3         Authorization and Validity. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary organizational action. Each Loan Document is an enforceable obligation of each Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally. The Board of Director’s of Crumbs authorized and approved Lender becoming an interested stockholder under Section 203 of the Delaware General Corporation Law as a result of Lender’s acquisition of the common stock of Crumbs through payment of PIK interest or conversion of the Note.

10.4         No Conflict. Except as set forth on Schedule 10.4, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents, including the conversion of the Notes to common stock of Crumbs Bake Shop, Inc., do not and will not:

(a)          conflict with the terms of the certificate of formation or limited liability company agreement of each Borrower and Subsidiary;

(b)          violate any provision of any judgment, decree, or order of any court or governmental authority by which any Borrower or Subsidiary is bound, or any provision of any Law or regulation applicable to any Borrower or Subsidiary;

(c)          result in a breach of, or constitute a default under, any contract, obligation, indenture, or other instrument to which any Borrower or Subsidiary is a party or by which any Borrower or Subsidiary may be bound, except where such breach of or default under would not reasonably be expected to have a Material Adverse Effect; or

(d)          result in or require the imposition of any lien or encumbrance on any of any Borrower’s or Subsidiary’s property.

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10.5         No Consents. Except as set forth on Schedule 10.5 or which have been obtained, the execution, delivery, and performance by each Borrower and Subsidiary of this Agreement, including the conversion of the Notes to Common Stock of Crumbs, do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other Person, except for any disclosure filing obligations Crumbs has to the SEC.

10.6         Indebtedness; Priority. No Borrower or Subsidiary has any outstanding Indebtedness, except Permitted Indebtedness. Except for Permitted Liens, No Borrower or Subsidiary has granted a lien or security interest in, or otherwise pledged, any of the Collateral to any third party, and the Collateral is free and clear of all liens and encumbrances of any kind.

10.7         Title to Properties. Each Borrower and Subsidiary has, as applicable, good, marketable and indefeasible title to (or valid leasehold interests in) all of its material real and personal property free and clear of all liens, charges, security interests and other encumbrances, except Permitted Liens. Schedule 10.7 sets forth a complete list of all real property owned or leased by Borrowers or any Subsidiary.

10.8         Taxes. Each Borrower and Subsidiary has filed all federal, state, and local tax returns and other reports that such Borrower or Subsidiary is required by Law to file, and has paid, or made provision for the payment of, all taxes upon it, its income and its properties that are due and payable, except to the extent (i) being contested diligently and in good faith by proper proceedings, (ii) that would not have a Material Adverse Effect if such proceedings were to be adversely determined, and (iii) that such Borrower or Subsidiary has delivered written notice thereof to Lender.

10.9         Litigation. Except as set forth on Schedule 10.9 or as disclosed in the SEC Documents, there are no suits, proceedings, claims, or disputes pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or Subsidiary or any of a Borrower’s or Subsidiary’s assets or properties that (a) relate to any of the Loan Documents or the transactions contemplated thereby, or (b) if adversely determined, could reasonably be expected to have a Material Adverse Effect.

10.10         Compliance with Laws. Each Borrower and Subsidiary is in compliance in all material respects with all Laws and regulations applicable to each Borrower and Subsidiary, and their business and properties.

10.11         Compliance with Environmental Laws. Crumbs and its Subsidiaries (i) are in compliance with all Environmental Laws in all material respects, (ii) have all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective business, and (iii) are in material compliance with the terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would reasonably be expected to have a Material Adverse Effect.

10.12         Locations of Collateral. Schedule 10.12 sets forth an accurate and complete list of each location where any Collateral is stored.

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10.13         Financial Statements. The unaudited financial statements of Crumbs dated as of September 30, 2013 filed with the SEC, together with the related notes, fairly present in all material respects the financial condition of Crumbs and its Subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved, subject to year-end adjustments; and, except as disclosed therein, there are no material off-balance sheet arrangements or any other relationships with unconsolidated entities or other Persons, that may have a material current or, to Crumbs’ knowledge, material future effect on its financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

10.14         Liabilities. No Borrower or Subsidiary has any material liabilities, fixed or contingent, that are not reflected in the financial statements delivered to Lender or that have not otherwise been disclosed in writing to Lender or as disclosed in the SEC Documents.

10.15         Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Borrower and Subsidiary owns or has the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right, all of the Intellectual Property that is necessary to conduct its business as currently conducted (the “Borrower Intellectual Property”). Except as disclosed in the Schedule 10.15, there is no outstanding or pending, or, to the knowledge of Borrowers, threatened in writing action, suit, other proceeding or claim by any third Person challenging or contesting the validity, scope, use, ownership, enforceability, or other rights of each Borrower in or to, (i) as of the date of this Agreement, any Borrower Intellectual Property, and (ii) as of any other date, any material Borrower Intellectual Property, and no Borrower or Subsidiary has received any written notice regarding, any such action, suit, or other proceeding. No Borrower or Subsidiary has infringed or misappropriated any material rights of others, except as would not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there is no pending or, to the knowledge of Borrowers, threatened action, suit, other proceeding or claim by others that any Borrower or Subsidiary infringes upon, violates or uses the Intellectual Property rights of others without authorization, and no Borrower or Subsidiary has received any written notice regarding, any such action, suit, other proceeding or claim.

10.16         Capitalization. Schedule 10.16 sets forth (i) the amounts of authorized, issued and outstanding shares of all capital stock of Crumbs, and (ii) all outstanding warrants, options, rights, units, or other instruments exercisable or convertible into equity securities of Crumbs. All of the issued and outstanding shares of capital stock of Crumbs are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; the Notes and the Conversion Shares, have been duly authorized and the Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Notes will have been validly issued and will be fully paid and nonassessable. Except as set forth on Schedule 10.16, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of common stock issuable upon conversion of the Notes pursuant to the organizational documents of Borrowers or its Subsidiaries or any agreement to which Crumbs or any of its Subsidiaries is a party or by which Crumbs or any of its Subsidiaries is bound. As of the date of this Agreement, all of the issued and outstanding equity interests of each of Crumbs’ Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and Crumbs owns of record and beneficially, free and clear of any claims, Liens (other than Permitted Liens) and voting proxies, all of the issued and outstanding equity interests of its Subsidiaries, other than Crumbs Holdings.

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10.17         Internal Controls and Procedures. Crumbs maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for material assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

10.18         Complete Disclosure. No Loan Document contains any untrue statement of a material fact or fails to disclose any material fact. No Borrower has failed to disclose to Lender in writing any fact or circumstance of which the Borrowers are aware, that could reasonably be anticipated to have a Material Adverse Effect.

10.19         No Breaches. Except as disclosed on Schedule 10.19, no event has occurred on the part of the Borrowers or any of their respective Subsidiaries, which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which each Borrower or any such Subsidiary may be bound, or to which any of its assets is subject, including defaults in the payment of rent under certain of the real property leases of the Borrowers or their respective Subsidiaries, except for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

Section 11.         Affirmative Covenants. Until all Obligations have been satisfied in full, each Borrower shall comply with the following covenants:

11.1         Payment of Indebtedness. Except as set forth on Schedule 11.1, each Borrower shall, and shall cause each of its Subsidiaries to, promptly pay all of its Indebtedness as it becomes due, except to the extent that any such Indebtedness (other than the Obligations) is being contested diligently and in good faith and for which reserves or other provisions (if any) required by GAAP shall have been made.

11.2         Cash Management System. Each Borrower shall, and shall cause each of its Subsidiaries to, use a cash management system that is substantially similar to the cash management system in place at the time of the Tranche I Closing Date.

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11.3         Existence. Except with respect to the closing of certain locations at which certain Subsidiaries of the Borrower conducts business (the “Store Closings”), each Borrower shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve, renew, and keep in full force and effect its existence, continue to conduct and operate its business as being conducted and operated presently, and comply with the provisions of its organizational documents. Each Borrower will, and shall cause each of its Subsidiaries to, become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower or Subsidiary may require such qualification.

11.4         Compliance with Laws; Licenses. Each Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Laws, rules, regulations and orders applicable to such Borrower or Subsidiary, their business or their properties, where the failure to do so would have a Material Adverse Effect. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business. Upon request by Lender, Borrower shall provide Lender with certificates of the appropriate Secretary of State certifying the existence and good standing of each Subsidiary in its state of organization.

11.5         Taxes. Each Borrower shall, and shall cause each of its Subsidiaries to, pay when due all federal, state and local taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, except, to the extent contested diligently and in good faith by proper proceedings that stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

11.6         Collateral. Except in the case of any Store Closings:

(a)          Location of Collateral. Other than as set forth on Schedule 10.12, each Borrower shall, and shall cause each of its Subsidiaries to, maintain all Collateral at a location that is either owned by such Borrower or Subsidiary or leased by such Borrower or Subsidiary.

(b)          Records with respect to Collateral. Each Borrower shall, and shall cause each of its Subsidiaries to, keep accurate and complete records of such Borrower’s or Subsidiary’s Collateral, including, acquisitions and dispositions of such Collateral, and shall submit the records to Lender upon request.

(c)          Defense of Title to Collateral. Each Borrower shall, and shall cause each of its Subsidiaries to, at all times, defend such Borrower’s or Subsidiary’s title to the Collateral and the lien of Lender in such Collateral against all Persons, claims and demands.

(d)          Disposition of Collateral. Except for the sale of inventory in the ordinary course of business, no Borrower shall, and shall cause each of its Subsidiaries not to, sell, lease or otherwise dispose of any Collateral without the prior written consent of Lender, other than replacement of Collateral that is worn, damaged or obsolete with items of like function and value, if the replacement Collateral is acquired substantially contemporaneously with such disposition and is free of liens.

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(e)          Condition of Collateral. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain the Collateral in good operating condition and repair, and make all necessary replacements and repairs so that the value and operating efficiency of such Collateral shall be preserved at all times, reasonable wear and tear excepted. Each Borrower shall, and shall cause each of its Subsidiaries to, keep all of its Collateral from being affixed to any real property.

(f)          Intellectual Property. Each Borrower shall, and shall cause each of its Subsidiaries to, take all action necessary or advisable to maintain and preserve all of the Intellectual Property.

(g)          Deposit Accounts. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its Deposit Accounts in an insured account at a commercial bank and is organized under the Laws of the United States of America or any state thereof. In addition, if the funds in the Southeastern CD are released, Borrowers shall cause such funds to be deposited directly into a Deposit Account that is covered by an existing Control Agreement.

11.7         Inspection. Each Borrower shall, and shall cause each of its Subsidiaries to, permit Lender from time to time, subject (except where a default exists) to reasonable notice, to visit and inspect the Collateral and the other properties and operations of such Borrower or Subsidiary, inspect and audit such Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, accountants and advisors such Borrower’s or Subsidiary’s business, assets, prospects and results of operations. Borrowers will reimburse Lender for all its reasonable charges, costs and expenses incurred in connection with any of the foregoing.

11.8         Insurance. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain and keep in force the insurance policies described on Exhibit B or such other insurance policies as may be reasonably required by Lender from time to time. The insurance policies of each Borrower and Subsidiary shall contain an endorsement, in form and substance satisfactory to Lender, describing Lender as additional insured or loss payees, as applicable, and providing that the insurance company shall give Lender 30 days prior written notice (10 days in the event of cancellation for non-payment of premiums) before such policies are altered, canceled or expired.

11.9         Maintenance of Employee Benefit Plans. Each Borrower will, and shall cause each of its Subsidiaries to, maintain each employee benefit plan as to which it may have any material liability or responsibility in material compliance with ERISA and all other applicable Laws.

11.10      Reporting Obligations.

(a)          Monthly Reports. Within 20 days after the close of each calendar month, Borrowers shall provide to Lender an unaudited balance sheet of Crumbs on a consolidated basis and the related statements of income and shareholders’ equity for such month, together with a certification by a responsible financial officer that such financial statements are complete and correct, present the financial conditions at the end of such period and the results of its operation during such period in accordance with GAAP, consistently applied, and certifying, in a form satisfactory to Lender, that Borrowers have not been and are not then in default as to any of the covenants contained in this Agreement or any of the Loan Documents and that there was no known Event of Default (or specifying those Events of Default of which he or she is aware).

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(b)          Quarterly Reports. Within 45 days after the close of each fiscal quarter of Borrowers, Borrowers shall provide to Lender an unaudited balance sheet of Crumbs on a consolidated basis and the related statements of income and shareholders’ equity for such fiscal quarter, together with a certification by a responsible financial officer that such financial statements are complete and correct, present the financial conditions at the end of such period and the results of its operation during such period in accordance with GAAP, consistently applied, and certifying, in a form satisfactory to Lender, that Borrowers have not been and are not then in default as to any of the covenants contained in this Agreement or any of the Loan Documents and there was no known Event of Default (or specifying those Events of Default of which he or she is aware).

(c)          Annual Reports. Within 90 days after the close of each fiscal year of each Borrower, Borrowers shall provide to Lender an audited balance sheet of Crumbs on a consolidated basis and the related statements of income and shareholders’ equity for such fiscal year, together with a certification by a responsible financial officer that such financial statements are complete and correct, present the financial conditions at the end of such period and the results of its operation during such period in accordance with GAAP, consistently applied, and certifying, in a form satisfactory to Lender, that such Borrowers have not been and are not then in default as to any of the covenants contained in this Agreement or any of the Loan Documents and there was no known Event of Default (or specifying those Events of Default of which he or she is aware).

(d)          Tax Returns. Within 10 days of the filing of each of each Borrower’s annual state or federal tax returns, such Borrower shall provide to Lender a true and correct copy of such tax return.

(e)          Notice of Litigation. Immediately following any Borrower’s knowledge thereof, Borrowers shall deliver to Lender written notice of any litigation that is pending or threatened against any Borrower or any Subsidiary that, if adversely determined, would (a) materially impair the ability of the Borrower to carry on its business substantially as now conducted, (b) materially and adversely affect the condition (financial or otherwise) of the Borrower, or (c) result in monetary damages in excess of $100,000, the Borrower will give Lender a written notice specifying the nature thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

(f)          Notice of Default. Immediately following any Borrower’s knowledge of any default or Event of Default under any Loan Document, Borrowers shall deliver to lender written notice of the default or Event of Default together with a reasonably detailed description thereof and what actions, if any, the Borrower is taking and propose to take with respect thereto.

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(g)          Change in Control Notice. Borrowers shall provide Lender with 30 day written notice prior to any Change in Control, specifying in reasonable detail the event or transaction expected to cause such Change in Control (the “Change in Control Notice”).

(h)          Other Information. Promptly upon request, each Borrower shall provide Lender with any other information or reports that Lender reasonably requests.

Section 12.          Negative Covenants. Each Borrower jointly and severally covenants and agrees with Lender, so long as the Obligations remain outstanding, as follows:

12.1         Existence of Liens. No Borrower shall, nor shall it cause any of its Subsidiaries to, create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement, or and other arrangement having the practical effect of the foregoing on any of the assets of Borrowers or any Subsidiary, including any leasehold mortgage on the Leases, except for (a) Permitted Liens, and (b) liens in favor of Lender securing the Indebtedness under the Loan.

12.2         Sale of Assets. No Borrower shall, nor shall it cause any of its Subsidiaries to, sell, transfer, convey, or otherwise dispose of, whether pursuant to a single transaction or a series of transactions, any of its material assets, other than in accordance with the ordinary course of business and with respect to any Store Closings.

12.3         Changes in Structure. Except as contemplated in the Business Plan, in the case of any Store Closings or as otherwise consented to in writing by Lender, no Borrower shall, nor shall it cause any of its Subsidiaries to: (i) merge or consolidate with any Person (or enter into any merger or consolidation agreement or plan), or permit any such merger or consolidation with it; (ii) sell all or substantially all of its assets; (iii) make any material change in the nature of or manner in which it conducts its business; (iv) amend its certificate of formation or limited liability company agreement or its certificate of incorporation or bylaws, as applicable; (v) except pursuant to this Agreement, issue any Indebtedness convertible into any equity interest; (vi) issue any equity interests or rights convertible into equity interests; or (vii) agree to do any of the foregoing.

12.4         Distributions. Except for distributions or dividends paid (i) by any Subsidiary to Crumbs Holdings, (ii) by Crumbs Holdings to its members, (iii) in accordance with the Tax Receivable Agreement, and (iv) required under Crumbs Holdings’ Third Amended and Restated Operating Agreement, no Borrower shall, nor shall it cause any of its Subsidiaries to, pay any dividends, or make any distribution of cash or property or similar payments, or incur or permit to exist and lien or restriction on any such payments (except for restrictions and liens arising under the Loan Documents).

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12.5         Limitations on Other Indebtedness. No Borrower shall, nor shall it cause any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, other than the Permitted Debt.

12.6         Loans and Investments. No Borrower shall, nor shall it cause any of its Subsidiaries to, make any loans to, or investments in, any Person, except for (a) advances to employees for travel expenses and similar items in the ordinary course of business and (b) extensions of trade credit in the ordinary course of business.

12.7         Subsidiaries. No Borrower shall, nor shall it cause any of its Subsidiaries to, form or acquire any Subsidiary.

12.8         Transactions with Affiliates. No Borrower shall, nor shall it cause any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any Subsidiary or an officer, director, or shareholder thereof, other than (i) payment of reasonable compensation (including benefits) to and reimbursement of reasonable expenses of officers, directors and managers, including managers' fees and managers' reimbursable expenses, and (ii) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business and further provided that any such permitted affiliated, inter-company or equity interest owner debt or receivables are and remain fully subordinate to the Indebtedness under the Loan in written instruments reasonably acceptable to Lender.

12.9         Collection of Accounts. Each Borrower shall, and shall cause its Subsidiaries to, collect its Accounts in the ordinary course of business, and will not, nor shall it cause any of its Subsidiaries to, make any discount, credit, rebate or other reduction in the original amount owing except, prior to an Event of Default, for ordinary course reductions in accordance with such Borrower’s or Subsidiary’s existing policies.

12.10       Compensation. No Borrower shall, and shall cause its Subsidiaries not to, without the prior written consent of Lender, increase the compensation or salary of any director or officer of any Borrower or Subsidiary above the amount of such officer’s or director’s compensation or salary at the time of the Tranche I Closing Date.

12.11       Leases. No Borrower shall, and shall cause its Subsidiaries not to, without the prior written consent of Lender, enter into any lease or real property with an annual obligation of more than $50,000.

12.12       Change in Control. No Borrower shall, and shall cause its Subsidiaries not to, enter into any transaction or series of related transactions that result in a Change in Control under this Agreement unless Borrowers shall have first delivered a Change of Control Notice to Lender.

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Section 13.         Omitted.

Section 14.        Events of Default. The occurrence of any of the following shall constitute an “Event of Default:”

14.1         Non-Payment of Loans. The failure of Borrowers to pay any principal, interest or other Obligation due under any of the Loan Documents when due and payable, and such failure continues for ten days.

14.2         Breach of Covenant. The failure of Borrowers or any Subsidiary to perform or observe in any material respect any other covenant or agreement set forth herein or in any of the other Loan Documents for a period of 30 days after notice of such failure, or if the Borrowers or any Subsidiary have commenced to diligently cure such default, within such additional time period as may be needed to cure such default.

14.3         Business Plan. A substantial failure by Borrowers to comply with a material term of the Business Plan for a period of 15 days after notice of such failure or if the Borrowers have commenced to diligently cure such default, within such additional time period as may be needed to cure such default; provided, that, if Borrowers fail to substantially comply with the material terms of the Business Plan three times in any twelve-month period, Lender may declare an immediate default.

14.4         Failure to pay Taxes. The failure of a Borrower or any Subsidiary to pay when due all federal, state and local taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, except, to the extent contested diligently and in good faith by proper proceedings that stay the imposition of any penalty, fine or lien resulting from the non-payment thereof.

14.5         Guaranty. The occurrence of any default or breach under any Guaranty after the passage of any applicable notice and cure periods.

14.6         Breach of Representation or Warranty. Any representation, statement, certificate, schedule, or report made or furnished to Lender by or on behalf of Borrowers or any Subsidiary pursuant to the terms of this Agreement being false in any material respect at the time it was made.

14.7         Change in Control. The occurrence of any Change in Control or the failure to deliver the Change in Control Notice.

14.8         Destruction of Collateral. A loss, theft, damage or destruction occurs with respect to any Collateral, and the amount not covered by insurance exceeds $100,000.

14.9         Insolvency. Any Borrower or Subsidiary shall make an assignment for the benefit of creditors, or if bankruptcy proceedings or other proceedings for relief under any bankruptcy Law or any Law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within 60 days of the filing thereof.

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14.10       Dissolution. Any order, judgment, or decree shall be entered against any Borrower or Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of 60 days; or any Borrower or Subsidiary shall otherwise dissolve or cease to exist, except in connection with any Store Closings or any Subsidiary that no longer maintains any operations or holds any assets.

14.11       Levy Judgment. An attachment or garnishment writ, or the like, is levied against all or any portion of the assets of Borrower or any Subsidiary or a judgment for the payment of money is rendered against any Borrower or Subsidiary and within 60 days from the entry of judgment has not been discharged, bonded or stayed pending appeal or, if any such judgment is affirmed on appeal, has not been discharged or bonded within 60 days from the entry of the final order of affirmance on appeal.

14.12       Cross-Default. A default or event of default shall occur in any Indebtedness of any Borrower or a Guarantor in excess of $100,000.

14.13       Failure of Perfection. The security interests granted by any Borrower to Lender shall for any reason fail or cease to create a valid and perfected and, except to the extent otherwise permitted by this Agreement, first priority lien in favor of Lender.

14.14       Nasdaq Delisting. The failure of the Common Stock to be listed on the Nasdaq Capital Market.

Section 15.         Remedies. If an Event of Default shall occur, then during the continuance thereof:

15.1         All Obligations, notwithstanding any term of this Agreement or the other Loan Documents to the contrary, shall at Lender’s option and without further notice become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;

15.2         Lender shall have all rights, powers and remedies available under this Agreement and the other Loan Documents or accorded by Law, including, without limitation, the right to resort to any or all security for the Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable Law;

15.3         Lender may require each Borrower to assemble Collateral at such Borrower’s expense, and make it available to Lender at a place designated by Lender;

15.4         Lender may enter any premises where Collateral is located and, without charge by Borrower, use the Collateral in the operation of Borrower’s business or store Collateral on such premises until the sale or other disposition of the Collateral (which sale may be conducted on such premises);

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15.5         Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable. Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations. All rights, powers and remedies of Lender in connection with the Obligations may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by Law or equity.

15.6         Notwithstanding the forgoing provisions of this Section 15, upon the occurrence of any event that constitutes an Event of Default, Lender agrees prior to exercising any of its remedies hereunder, to negotiate in good faith with Borrowers in an attempt to address such Event of Default in a manner reasonably satisfactory to Lender and Borrowers so as to result in the Lender’s agreement to forbear from the exercise of its remedies hereunder; provided, that, nothing contained herein shall obligate the Lender to forbear from exercising such remedies, which shall only arise pursuant to a forbearance or similar agreement between the Lender and Borrowers.

Section 16.         License. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as such Borrower’s or its Subsidiary’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower or Subsidiary or in Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, hereby gives such attorneys the power and right, on behalf of Borrower and Borrower’s Subsidiaries, without notice to or assent by such Borrower or its Subsidiaries, to do the following: (i) to indorse and collect any cash proceeds of the Collateral, (ii) to apply the proceeds of any Collateral received by Lender to the Obligations, and (iii) to discharge past due taxes, assessments, charges, fees or liens on the Collateral. Borrowers shall reimburse Lender on demand for any payment made or any expense incurred by Lender in connection therewith, provided that this authorization shall not relieve Borrowers of any of their obligations under any of the Loan Documents.

Section 17.         Miscellaneous.

17.1         Failure or Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative, and not exclusive of any rights or remedies otherwise available.

17.2         Modification. No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, nor the consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by the Lender and, with respect to any amendment, the Borrowers. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

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17.3         Omitted.

17.4         Indemnification. Borrowers shall indemnify Lender and all of its officers, employees, directors, attorneys, agents, affiliates, successors and assigns (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrowers or any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrowers or any of their subsidiaries, or any environmental liability related in any way to Borrowers or any of their subsidiaries, or (iv) any actual or prospective claims, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers or any Guarantor, and regardless of whether any Indemnitee is party thereto..

17.5         Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when delivered personally, by certified mail, return receipt requested, or by FedEx or other national overnight courier to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this section):

If to Borrowers:	Crumbs Bake Shop, Inc.
Crumbs Holdings LLC
110 West 40th Street
New York, NY 10018
Attn: Ed Slezak

with a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, NJ 07601
Attn: Marc P. Press, Esq.

If to Lender:	Fischer Enterprises, L.L.C.
15209 Grayson Drive
Edmond, OK 73013
Attn: S. Scott Fischer

With a copy to:	McAfee & Taft A Professional Corporation
10th Floor, Two Leadership Square
211 N. Robinson
Oklahoma City, OK 73102
Attn: Louis J. Price

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17.6         Severability. In case any provision in this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.7         Construction. The rule of construction that a document is to be construed most strictly against the party who drafted the document shall not be applicable because all parties participated in the preparation of this Agreement and the other Loan Documents. “Includes” and “including” are not limiting. References to exhibits shall be to exhibits to this Agreement.

17.8         Applicable Law. The Laws of the State of Oklahoma shall govern this Agreement and the other Loan Documents, and the legal relations between the parties without giving effect to any conflict of Law provision (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the Law of any other jurisdiction.

17.9         Assignability. No Borrower may assign its rights or obligations under this Agreement or the other Loan Documents to any other Person without the prior written consent of the other party, and any attempted assignment in violation hereof shall be null and void ab initio.

17.10       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

17.11       Further Assurances. At any time or from time to time upon the request of Lender, each Borrower will, and will take affirmative steps to cause third parties to, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for the payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

17.12       Attorneys’ Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the other Loan Documents, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

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17.13       Usury. It is the intention of Borrowers and Lender to comply with applicable usury Laws. Therefore, notwithstanding any provisions to the contrary in this Agreement or in any other Loan Document, neither this Agreement nor any other Loan Document shall require the payment or permit the collection of interest in excess of the maximum amount permitted by Law. If compliance with this Agreement or any other Loan Document would result in a violation of applicable usury Law, the amount of the payment obligation imposed by this Agreement or any other Loan Document shall be reduced to the maximum amount permitted by Law. If Lender receives any payment of interest, or receives any payment or transfer that is deemed to be interest by applicable Law, in an amount that exceeds applicable Law, the amount in excess of the limit imposed by law shall be applied to reduce the principal amount owing under this Agreement or the other Loan Document. If the amount received in excess of the limit imposed by Law exceeds the unpaid principal balance due to Lender under this Agreement, the excess amount shall be refunded without interest to Borrowers.

17.14       Integration. This Agreement and the other Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof, except in a writing executed by the parties hereto and referring specifically to this Agreement. From time to time prior to the payment in full of the Obligations, Borrower and Lender may conduct discussions and negotiations with respect to Loans and the Loan Documents. Borrower agrees that no part of such discussions or negotiations should be understood as an offer to contract or to alter the terms of the Loan or the Loan Documents prior to the execution of a definitive written agreement. Prior to the execution of a definitive written agreement, Borrower shall not act in reliance on any statement of Lender or its officers. No single officer of Lender is authorized to approve any change to the terms of the Loans or the Loan Documents without prior approval in accordance with Lender’s policies and procedures.

17.15       Time. Time is of the essence of this Agreement and the Loan.

17.16       VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE DISTRICT COURT OF OKLAHOMA COUNTY, OKLAHOMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY ACCEPTS THE JURISDICTION OF SUCH COURTS. THIS AGREEMENT SHALL NOT AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION ALLOWED BY LAW. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17.17       WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN ANY BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE LOAN. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO MAKE THE LOAN.

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EXECUTED as of the date first written above.

“BORROWERS”
CRUMBS BAKE SHOP, INC., a Delaware corporation

By:/s/Edward M. Slezak
Name: Edward M. Slezak
Title: Interim Chief Executive Officer

CRUMBS HOLDINGS LLC, a Delaware limited liability company

By:/s/Edward M. Slezak
Name: Edward M. Slezak
Title: Interim Chief Executive Officer

“LENDER”

FISCHER ENTERPRISES, L.L.C., an Oklahoma limited liability company

By:/s/ Scott Fischer
S. Scott Fischer, Chief Operating Officer

[Signature Page to Senior Secured Loan and Security Agreement]

EXHIBIT A-1

TRANCHE I NOTE
(Convertible)

$3,535,000.00	January 20, 2014
Oklahoma City, Oklahoma

Each of the undersigned, for value received jointly and severally promises to pay to the order of Fischer Enterprises, L.L.C. (“Lender”) at 15209 Grayson Drive, Edmond, Oklahoma 73013, or such other office as Lender may designate from time to time, the aggregate principal amount of $3,535,000.00, together with interest thereon at the rates set forth below.

This Note is the “Tranche I Note” referred to in, and evidences indebtedness incurred under, and is subject to the terms and provisions of, the Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” terms not otherwise defined have the meanings assigned to them in the Loan Agreement), between the undersigned and Lender. Reference is made to the Loan Agreement for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

Each of the undersigned further jointly and severally promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until the Loan is paid in full, payable at the rate of 7% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable quarterly on January 1, April 1, July 1 and October 1 (each, an “Interest Payment Date”) either (a) entirely in cash, or (b) entirely by increasing the principal amount of the outstanding Notes by the amount of interest due for such quarter (the “PIK Interest Option”). Borrowers shall be deemed to have elected to pay interest by the PIK Interest Option unless Lender has received a cash payment for the full amount of interest due for such quarter by the Interest Payment Date. During the continuance of an Event of Default, interest hereunder shall payable at the rate of 18% per annum. Payments of both principal and interest are to be made in lawful money of the United States of America.

Borrowers shall make any amendment to the Notes requested in writing by Lender to evidence such PIK Interest (it being understood that the lack of such amendment shall in no way affect the Notes being legal and valid evidence of any such PIK Interest). Any PIK Interest shall constitute principal of the Notes and shall accrue interest as such.

Except as otherwise set forth in the Loan Agreement from time to time, all outstanding principal and accrued but unpaid interest shall be due and payable on the earliest to occur of: (a) acceleration of the Obligations due to the occurrence of an Event of Default, or (b) July 1, 2016. This Note is convertible into validly issued, fully paid and non-assessable shares of Crumbs’ common stock, par value $.0001 per share on the terms and conditions set forth in the Loan Agreement.

Exhibit A-1 to LSA Tranche I Note

This Note is made under and governed by the law of the State of Oklahoma applicable to contracts made and to be performed entirely within such state. Each of the undersigned, any other party liable with respect to the Loan and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender’s rights under this Note, the Loan Agreement and the other Loan Documents, except as otherwise specifically provided for therein.

[Signature Page Follows]

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EXECUTED as of the date first written above.

CRUMBS BAKE SHOP, INC., a Delaware corporation

By:
Name:
Title:

CRUMBS HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A-1 to LSA Tranche I Note

EXHIBIT A-2

TRANCHE II NOTE
(Convertible)

$1,500,000.00	______________, 2014
Oklahoma City, Oklahoma

Each of the undersigned, for value received jointly and severally promises to pay to the order of Fischer Enterprises, L.L.C. (“Lender”) at 15209 Grayson Drive, Edmond, Oklahoma 73013, or such other office as Lender may designate from time to time, the aggregate principal amount of $1,500,000.00, together with interest thereon at the rates set forth below.

This Note is the “Tranche II Note” referred to in, and evidences indebtedness incurred under, and is subject to the terms and provisions of, the Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” terms not otherwise defined have the meanings assigned to them in the Loan Agreement), between the undersigned and Lender. Reference is made to the Loan Agreement for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

Each of the undersigned further jointly and severally promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until the Loan is paid in full, payable at the rate of 7% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable quarterly on January 1, April 1, July 1, and October 1 (each, an “Interest Payment Date”) either (a) entirely in cash, or (b) entirely by increasing the principal amount of the outstanding Notes by the amount of interest due for such quarter (the “PIK Interest Option”). Borrowers shall be deemed to have elected to pay interest by the PIK Interest Option unless Lender has received a cash payment for the full amount of interest due for such quarter by the Interest Payment Date. During the continuance of an Event of Default, interest hereunder shall payable at the rate of 18% per annum. Payments of both principal and interest are to be made in lawful money of the United States of America.

Borrowers shall make any amendment to the Notes requested in writing by Lender to evidence such PIK Interest (it being understood that the lack of such amendment shall in no way affect the Notes being legal and valid evidence of any such PIK Interest). Any PIK Interest shall constitute principal of the Notes and shall accrue interest as such.

Except as otherwise set forth in the Loan Agreement from time to time, all outstanding principal and accrued but unpaid interest shall be due and payable on the earliest to occur of: (a) acceleration of the Obligations due to the occurrence of an Event of Default, or (b) July 1, 2016. This Note is convertible into validly issued, fully paid and non-assessable shares of Crumbs’ common stock, par value $.0001 per share on the terms and conditions set forth in the Loan Agreement.

Exhibit A-2 to LSA Tranche II Note

This Note is made under and governed by the law of the State of Oklahoma applicable to contracts made and to be performed entirely within such state. Each of the undersigned, any other party liable with respect to the Loan and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender’s rights under this Note, the Loan Agreement and the other Loan Documents, except as otherwise specifically provided for therein.

[Signature Page Follows]

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EXECUTED as of the date first written above.

CRUMBS BAKE SHOP, INC., a Delaware corporation

By:
Name:
Title:

CRUMBS HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A-2 to LSA Tranche II Note

EXHIBIT B

INSURANCE REQUIREMENTS

1.	Special Perils Insurance.

(a)	Borrower will maintain property insurance against all risks of loss customarily covered by “All Risk” or “Special Perils Form” policies as available in the insurance market (the “Special Perils Insurance”).

(b)	Each Special Perils Insurance policy shall cover at least 100% of the replacement value of all material properties of Borrower.

(c)	Any Special Perils Insurance policy shall contain an agreed amount endorsement or a coinsurance waiver and replacement cost value endorsement without reduction for depreciation.

2.	Liability Insurance.

(a)	Borrower shall maintain the following insurance for personal injury, bodily injury, death, accident, and property damages (collectively, the “Liability Insurance”):

(i)	Public liability insurance, including commercial general liability insurance, and

(ii)	Umbrella liability insurance as necessary.

(b)	Liability Insurance shall provide coverage of at least $1,000,000 per occurrence and $2,000,000 in annual aggregate.

(c)	Liability Insurance shall include coverage for liability arising from premises and operations, elevators, escalators, independent contractors, contractual liability, and products and completed operations.

3.	Statutory Employees’ Insurance. Borrower shall maintain workers’ compensation and disability insurance as required by law.

4.	Policy Requirements.

(a)	Borrower shall obtain all Required Insurance from domestic carrier(s) authorized to do business in the State of Oklahoma and reasonably satisfactory to Lender with:

(i)	A claims paying ability of not less than “A” (or the equivalent) by S&P and one other rating agency satisfactory to Lender, and

(ii)	“A X” or better financial strength rating by AM Best.

Exhibit B to LSA Insurance Requirements

(b)	Borrower shall obtain Lender’s reasonable approval of the amounts, deductibles, endorsements, form, insureds, loss payees, risk coverage, and sublimits for all required insurance.

(c)	All required insurance shall contain such provisions as are ordinary and customary in commercial loans similar to this Loan to protect Lender’s interest, including endorsements to negate any coinsurance Borrower shall pay the premiums for all required insurance when due and payable. Borrower shall not finance premiums under any arrangement that could, upon nonpayment, lead to premature cancellation of any required insurance.

5.	Blanket Coverage. Borrower may provide any required insurance under a blanket policy or policies provided that the blanket policy otherwise meets all requirements for required insurance and is otherwise acceptable to Lender.

6.	Protection of Lender’s Interest.

(a)	Borrower shall cause its insurance carrier to give Lender the following protections in each insurance policy (or an endorsement) as follows:

(i)	an agreement not to change the deductible, coverage limit(s). or other term(s) of the policy, if the policy would thereafter cease to comply with the Loan Agreement;

(ii)	a waiver of any right to claim any premiums and commissions against Lender; provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured; and

(iii)	an agreement to allow Lender to pay premiums to continue the policy upon notice of cancellation for nonpayment.

(b)	Every Property Insurance policy shall by its terms remain valid and insure the Lender’s interest regardless of any:

(i)	Named insured’s act, failure to act, negligence, or violation of warranties, declarations, or conditions;

(ii)	Occupancy of use of the property for purposes more hazardous than those permitted; or

(iii)	Exercise of any of Lender’s remedies.

Exhibit B to LSA Insurance Requirements

Execution Version

EXHIBIT C

MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this "Agreement") is made as of January 20, 2014, between Crumbs Holdings LLC, a Delaware limited liability company (“Pledgor”) and Fischer Enterprises, L.L.C., an Oklahoma limited liability company (“Lender”), with reference to the following:

A.           Pledgor owns one hundred percent (100%) of the issued and outstanding units of membership interests in each of the companies set forth on Exhibit A (the “Pledged Entities”);

B.           Crumbs Bake Shop, Inc., a Delaware corporation (“Crumbs”), and Pledgor, each as a borrower, and Lender are parties to that certain Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Loan Agreement"), pursuant to which Lender has extended in favor of the Borrowers certain credit facilities;

C.           It is a condition precedent to the obligations of Lender under the Loan Agreement that Pledgor shall have granted to Lender a first priority security interest in and a lien on all of the outstanding membership units and interests of the Pledged Entities owned by Pledgor and in which Pledgor have any interest at any time; and

D.           Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits and is in the best interest of and supported by valuable consideration received by Pledgor.

NOW, THEREFORE, in consideration of the credit to be extended pursuant to the Loan Agreement, and as a material inducement therefor, and for other good and valuable consideration, the Pledgor hereby covenants and agrees with Lender as follows:

ARTICLE I

DEFINITIONS

1.1          Certain Terms. Any capitalized terms used herein (including in the recitals hereto) and not otherwise defined shall have the meaning assigned that term in the Loan Agreement. The following terms used herein shall have the meanings indicated:

"Charter Documents" means the (i) Articles or Organization or Certificate of Formation, as applicable, (ii) Operating Agreement, and (iii) all other documents governing the formation and governance of each Pledged Entity.

"Collateral" means (i) the Membership Interests, (ii) all of Pledgor's rights and benefits (but not any of Pledgor’s duties or obligations) under any agreement (whether oral or written and whether now existing or hereafter entered into) for the sale of the Membership Interests to the extent of the Obligations owed to Lender, (iii) all of Pledgor’s rights to payment arising from any sale, transfer or other disposition of the Membership Interests to the extent of the Obligations owed to Lender, and (iv) all Proceeds of the foregoing.

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Execution Version

"Membership Interests" means the entire interest of Pledgor in and to the Pledged Entities, including (i) the entire membership interest of Pledgor in and to the Pledged Entities, including all common and preferred membership and equity ownership interest therein, (ii) Pledgor’s share of the profits and losses of the Pledged Entities, (iii) Pledgor’s revenue interest in the Pledged Entities, and all other associated rights to receive distributions from the Pledged Entities (whether in cash or in-kind and whether ordinary, liquidating or otherwise), (iv) all payments and distributions (whether in cash or in-kind and whether ordinary, liquidating or otherwise) from time to time made upon or with respect to Pledgor’s interest, and all other amounts due and payable, or to become due and payable, on account of such interests, (v) Pledgor’s distributive share of assets of the Pledged Entities upon liquidation or termination, (vi) Pledgor’s right to vote or participate in the management of the Pledged Entities, (vii) Pledgor’s capital interest or capital account (however designated) in the Pledged Entities, and all rights of Pledgor with respect thereto and all earnings, income and profits therefrom, (viii) any additional interests in the Pledged Entities, respectively, from time to time acquired by Pledgor and all rights of Pledgor with respect to such additional interests and all earnings, income and profits therefrom, and (ix) all other rights and interests of Pledgor in and to the Pledged Entities (whether arising under the Charter Documents, by law or otherwise).

"Operating Agreement" means the operating agreement or company agreement of each of the Pledged Entities.

"Proceeds" means all proceeds of the Collateral, including (i) all amounts paid or payable to Pledgor upon any sale, transfer or other disposition by Pledgor of all or any portion of the Membership Interests, and (ii) all proceeds in the form of accounts, collections, contract rights, documents, instruments, chattel paper, general intangibles or payment intangibles relating in whole or in part to the Collateral.

1.2          Terms Defined in UCC. Terms used herein that are defined in Article 9 of the UCC have the respective meanings set forth therein.

ARTICLE II

GRANT AND CONTINUATION OF SECURITY INTEREST

2.1          Security Interest. To secure the Obligations, Pledgor does hereby pledge, transfer and assign unto Lender, and grant to Lender a continuing, first priority security interest in, the Collateral. Such security interest is granted as security only and shall not subject Lender or other holders from time to time of the Obligations to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to the Membership Interests.

2.2          Obligations Secured. The Collateral and the security interest therein created by this Agreement shall secure the full and punctual payment of the Obligations, including the Notes, as well as all sums expended or advanced by Lender pursuant to any term or provision of this Agreement.

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Execution Version

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to Lender as follows:

3.1          Ownership. Pledgor has good and indefeasible title to the Membership Interests owned by Pledgor, free and clear of any lien or encumbrance of any kind, except for the security interest created by this Agreement or the Loan Agreement. The Membership Interests constitute a one hundred percent (100%) unit ownership interest in the Pledged Entities and entitle Pledgor to receive one hundred percent (100%) of the profits and losses of the Pledged Entities.

3.2          Charter Documents. The Operating Agreement of each of the Pledged Entities is in full force and effect and has not been amended or modified in any respect other than to the extent permitted by Section 4.1 of this Agreement. Pledgor has made or paid all capital contributions required or requested to be made to the Pledged Entities contemplated by the Charter Documents thereof. Pledgor is not in default in the payment or performance of Pledgor’s liabilities or obligations under the Charter Documents, nor has Pledgor committed any material breach of the Charter Documents. No event of dissolution specified in the Charter Documents has occurred, nor has any other action been taken to dissolve or terminate any of the Pledged Entities.

3.3          No Prior Filings. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any UCC filing office, except such as may have been filed in favor of Lender pursuant to this Agreement and the Loan Agreement.

3.4          Certificates. The Membership Interests in each of the Pledged Entities are not represented and evidenced by any form of certificate or other similar instrument or writing; provided, however, in the event any such certificate or other instrument or writing hereafter evidences or memorializes such Membership Interests in the Pledged Entities, they will be promptly delivered to the possession of Lender within ten (10) days along with such executed membership powers in blank as requested by Lender.

3.5          Authorization. This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

3.6          Status of Security Interest. Upon its execution of this Agreement and filing of an appropriate UCC financing statement authorized to be filed by Pledgor and describing the Collateral, Lender will have a valid, first, and prior perfected security interest in and to the Membership Interests and all other Collateral.

3.7          Approvals. No authorization, approval or other action by, and no notice to or filing with, any Person is required which has not been taken (i) for the grant by Pledgor of the security interest hereunder, (ii) for Pledgor’s execution, delivery or performance of this Agreement, (iii) for the perfection of the security interest created hereunder, or (iv) except for such notices as are required by the UCC or any other Loan Document, for the exercise by Lender of its rights and remedies hereunder. Following the occurrence of any default of an Obligation, any transfer or proposed transfer of the Membership Interests by Lender, whether by public or private sale of the Collateral, will not be subject to any restrictions on transfer or rights of first refusal, including any which may be set forth in the Charter Documents.

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Execution Version

ARTICLE IV

COVENANTS

Pledgor covenants and agrees with Lender that, until the Obligations have been paid and satisfied in full:

4.1          Amendments of Charter Documents. Pledgor will not, without the prior written consent of Lender (which may be withheld by Lender in the exercise of its reasonable discretion), cause, permit or consent to any amendment or modification of any Charter Document which would have the effect of reducing the Membership Interests.

4.2          Restriction on Encumbrances. Pledgor will not create, incur, or permit to be placed, imposed, or continued upon the Collateral any security interest, encumbrance, or other Lien of any type or nature whatsoever, other than security interests in favor of Lender.

4.3          Transfer of Membership Interests. Pledgor will not sell, transfer, pledge or otherwise encumber the Membership Interests or any other property included in the Collateral unless in connection with such transfer the Obligations are fully satisfied by Pledgor.

4.4          Further Assurances. Pledgor will, at Pledgor’s sole expense and in such manner and form as Lender may reasonably require, execute, deliver, file, and record any financing statement, specific assignment or other paper and take any other action that may be necessary or commercially reasonable, or that Lender may reasonably request, in order to create, preserve, perfect, or validate the security interest created hereunder or to enable Lender to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Pledgor hereby authorizes Lender to execute and file, in the name of Pledgor or otherwise, UCC financing statements which Lender in its sole discretion may deem necessary or appropriate to further perfect the security interest created hereunder.

4.5          Perfection Against Distributions. In the event Pledgor receives, by virtue of being or having been an owner of any of the Collateral, any notes or other instruments or certificates with respect to the Membership Interests, Pledgor will receive the same in trust for the benefit of Lender, will immediately notify Lender of such receipt, and will immediately take all such actions and execute all such documents as Lender deems reasonably necessary or appropriate to continue or create first and prior perfected Liens in favor of Lender covering such notes or other instruments or certificates.

4.6          Limitation on Distributions. Pledgor agrees, covenants, and stipulates with Lender that Pledgor will not, without the prior written consent of Lender, take any distributions from the Pledged Entities if and to the extent an Event of Default has occurred under the Loan Agreement or any other Loan Document that remains uncured.

ARTICLE V

GENERAL AUTHORITY AND POWERS AND REMEDIES UPON DEFAULT

5.1          Right to Receive Distributions. If a default of any Obligation shall have occurred and be continuing under this Agreement or the Loan Agreement, Lender shall have the right to receive all payments and distributions made upon or with respect to the Collateral, and Pledgor agrees to take all such action as Lender may deem necessary or appropriate to give effect to such right.

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Execution Version

5.2          General Authority. Pledgor hereby irrevocably appoints Lender as Pledgor’s true and lawful attorney-in-fact, with full power of substitution, in the name of Pledgor, Lender or otherwise, for the sole use and benefit of Lender and the holders of the Obligations, but at Pledgor’s expense, to the extent permitted by law, to exercise, at any time and from time to time while a default of any Obligation has occurred and is continuing without timely cure under this Agreement or the Loan Agreement, all or any of the following powers with respect to all or any of the Collateral:

(a)          to ask, demand, sue for, collect, receive and give acquittance and receipts for any and all monies due or to become due upon or by virtue thereof;

(b)          to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) preceding; and

(c)          to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto.

5.3          Remedies Upon Default. If a default of any Obligation shall have occurred and be continuing without timely cure by Pledgor, Lender may exercise all the rights of a Lender under the UCC, including the right to sell the Collateral or any part thereof at public or private sale or at any broker's board for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory. Lender, instead of exercising the power of sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the security interest created hereunder and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

5.4          Provisions Concerning Sale of Collateral. Lender or any other holder of the Obligations may be the purchaser of any or all of the Collateral sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same absolutely, free from any right to claim of whatsoever kind. Lender is authorized, in connection with any such sale, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral and (ii) to impose other limitations or conditions in connection with any such sale as Lender deems necessary or advisable in order to comply with law. Pledgor covenants and agrees that Pledgor will execute and deliver such documents and take the other actions which Lender deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, Lender shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of Pledgor of whatsoever kind, including any equity or right of redemption of Pledgor. Pledgor, to the extent permitted by law, hereby specifically waive all rights of redemption, stay or appraisal which Pledgor have or may have under any law now existing or hereafter enacted. Pledgor agrees that 10 days' written notice from Lender to Pledgor of Lender's intention to make any such public or private sale shall constitute "reasonable authenticated notification" within the meaning of Section 9-611(b) of the UCC. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Lender may determine reasonably appropriate. Lender shall not be obligated to make any such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

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Execution Version

5.5          Waivers by Pledgor. If a default of any Obligation shall have occurred and be continuing beyond any applicable cure period, neither the Pledgor nor any Person claiming by, through or under Pledgor, to the extent Pledgor may lawfully so agree, shall claim or seek to take advantage of any appraisement, valuation, stay, extension, or redemption law now or hereafter in force in any locality where any of the Collateral is situated for purposes of applicable law, in order to prevent or hinder the enforcement of this Agreement, or the absolute sale of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereto; and Pledgor in Pledgor’s own right and for all who may claim under them, hereby waives, to the full extent that they may lawfully do so, the benefit of all such laws and any and all right to have the Collateral marshaled upon any enforcement of the security interest herein granted, and agrees that Lender or any court having jurisdiction to enforce the security interest may sell the Collateral in parts or as an entirety.

5.6          Application of Proceeds. Lender shall apply the proceeds of any foreclosure sale or other realization upon the Collateral as follows (as modified, if necessary, by the requirements of applicable law):

(a)          First, to the payment of all costs and expenses of any foreclosure and collection hereunder and all proceedings in connection therewith, including reasonable fees and expenses of its agents and counsel;

(b)          Then, to the reimbursement of Lender for all disbursements made by Lender for taxes, assessments or Liens superior to the security interest and which Lender shall deem expedient to pay;

(c)          Then, to the reimbursement of Lender for any other disbursements made by, or expenses incurred by, Lender in accordance with the terms hereof;

(d)          Then, to or among the amounts of fees, interest and principal then owing and unpaid in respect of the Obligations in accordance with the provisions of the Notes and other Loan Documents; and

(e)          The remainder of the proceeds, if any, shall be paid to Pledgor.

5.7          Enforcement of Obligations. Nothing in this Agreement shall affect or impair the unconditional and absolute right of Lender to enforce the Obligations as and when the same shall become due and payable in accordance with the terms of the Notes or other Loan Documents, whether by acceleration or otherwise, and subject to any applicable Pledgor cure rights.

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Execution Version

ARTICLE VI

MISCELLANEOUS

6.1          Amendments. No change, amendment, modification, cancellation or discharge of any provision of this Agreement shall be valid unless consented to in writing by Lender and Pledgor.

6.2          Assignment of Rights. Lender shall have the right to assign all or any portion of its rights in this Agreement to any subsequent holder or holders of the Notes or any portion thereof in accordance with the terms and provisions of the Notes.

6.3          Parties in Interest. As and when used herein, the term "Pledgor" shall mean and include Pledgor’s successors and permitted assigns, and the term "Lender" shall mean and include Lender's successors and assigns, and all covenants and agreements herein shall be binding upon and insure to the benefit of Pledgor and Lender and their respective successors and assigns, provided that Pledgor shall not have any right to assign Pledgor’s rights or duties hereunder to any other Person without the written consent of Lender.

6.4          GOVERNING LAW. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OKLAHOMA EXCEPT ONLY TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OKLAHOMA.

6.5          Notices. All notices, notifications, requests and demands required or authorized hereunder shall be made in accordance with and subject to the notice provisions of the Loan Agreement. Notices served in person will be effective and deemed given when delivered; notices sent by certified mail will be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid; notices sent by overnight courier for next day delivery will be effective and deemed given on the next Business Day after being delivered to the courier service; and notices transmitted by fax will be deemed given when sent, as indicated by the sender's written confirmation of transmission.

6.6          Financing Statement. Lender shall be entitled at any time to file a photographic or other reproduction of this Agreement as a financing statement or otherwise file a UCC Financing Statement in accordance with the applicable provisions of the UCC.

6.7          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, Pledgor has executed and delivered this Membership Interest Pledge Agreement to and in favor of Lender, as of the date first stated above.

CRUMBS HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Membership Pledge Agreement]

EXHIBIT A

Pledged Entities

o	Crumbs 17th Street, LLC, a District of Columbia limited liability company
o	Crumbs 42nd Street, LLC, a New York limited liability company
o	Crumbs 92nd Street, LLC, a New York limited liability company
o	Crumbs Americana, LLC, a California limited liability company
o	Crumbs Beverly Hills, LLC, a California limited liability company
o	Crumbs Broad Street, LLC, a New York limited liability company
o	Crumbs Broadway LLC, a New York limited liability company
o	Crumbs Brooklyn Heights LLC, a New York limited liability company
o	Crumbs Calabasas, LLC, a California limited liability company
o	Crumbs Catering LLC, a New York limited liability company
o	Crumbs Clarendon LLC, a Virginia limited liability company
o	Crumbs Columbia LLC, a New York limited liability company (f/k/a Crumbs 125th Street, LLC)
o	Crumbs Columbus LLC, a New York limited liability company
o	Crumbs Downtown II, LLC, a New York limited liability company
o	Crumbs East Bakeshop II, LLC, a New York limited liability company
o	Crumbs East End, LLC, a District of Columbia limited liability company
o	Crumbs E-Commerce LLC, a New York limited liability company
o	Crumbs Federal Street LLC, a Delaware limited liability company
o	Crumbs Garment Center LLC, a New York limited liability company
o	Crumbs Grand Central LLC, a New York limited liability company
o	Crumbs Greenvale LLC, a New York limited liability company
o	Crumbs Greenwich, LLC, a Connecticut limited liability company
o	Crumbs Hoboken, LLC, a New Jersey limited liability company
o	Crumbs Hollywood LLC, a California limited liability company
o	Crumbs Huntington LLC, a New York limited liability company
o	Crumbs II, LLC, a New York limited liability company
o	Crumbs International Place, LLC, a Delaware limited liability company
o	Crumbs L Street, LLC, a District of Columbia limited liability company
o	Crumbs Larchmont, LLC, a California limited liability company
o	Crumbs LaSalle, LLC, an Illinois limited liability company
o	Crumbs L’Enfant Plaza, LLC, a District of Columbia limited liability company
o	Crumbs Lexington LLC, a New York limited liability company
o	Crumbs Madison LLC, a New York limited liability company
o	Crumbs Malibu, LLC, a California limited liability company
o	Crumbs Newark LLC, a New Jersey limited liability company
o	Crumbs New Canaan, LLC, a California limited liability company
o	Crumbs Oak Park, LLC, an Illinois limited liability company
o	Crumbs Park Avenue LLC, a New York limited liability company
o	Crumbs Park Avenue South, LLC, a New York limited liability company
o	Crumbs Queens Center, LLC, a New York limited liability company
o	Crumbs Retail Bake Shops, LLC, a Delaware limited liability company (f/k/a Crumbs Fulton Street, LLC

Exhibit A

Membership Interest Pledge Agreement

o	Crumbs Ridgewood, LLC, a New Jersey limited liability company
o	Crumbs Rittenhouse Square, LLC, a Delaware limited liability company
o	Crumbs River North, LLC, an Illinois limited liability company
o	Crumbs Sixth Avenue, LLC, a New York limited liability company
o	Crumbs South Clark, LLC, an Illinois limited liability company
o	Crumbs Stamford, LLC, a Connecticut limited liability company
o	Crumbs Third Avenue LLC, a New York limited liability company
o	Crumbs Times Square LLC, a New York limited liability company
o	Crumbs Union Square LLC, a New York limited liability company
o	Crumbs Union Station LLC, a District of Columbia limited liability company
o	Crumbs Wall Street II, LLC, a New York limited liability company
o	Crumbs West Madison, LLC, an Illinois limited liability company
o	Crumbs Westfield LLC, a New Jersey limited liability company
o	Crumbs Westport, LLC, a Connecticut limited liability company
o	Crumbs Wholesale II, LLC, a New York limited liability company
o	Crumbs Woodbury LLC, a New York limited liability company

Exhibit A

Membership Interest Pledge Agreement

Execution Version

EXHIBIT D

GRANT OF SECURITY INTEREST IN TRADEMARK

This GRANT OF SECURITY INTEREST IN TRADEMARK (“Trademark Security Interest”) is made as of the 20th day of January, 2014 by and between Crumbs Holdings LLC, a Delaware limited liability company (“Debtor”), and Fischer Enterprises, L.L.C., an Oklahoma limited liability company (“Secured Party”).

RECITALS

A.           Secured Party, Debtor and Crumbs Bake Shop, Inc. are parties to that certain Senior Secured Loan and Security Agreement dated concurrently herewith (such agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Debtor has agreed to grant a security interest in the Collateral, including, without limitation, United States Trademark Registration Nos. 3,696,945 for the mark SERVING SMILES DAILY filed October 30, 2008; 3,717,588 for the mark MADE BY HAND. BAKED WITH LOVE filed October 24, 2008; 3,720,870 for the mark CRUMBS BAKE SHOP (and design) filed October 24, 2008; and 3,720,871 for the mark CRUMBS BAKE SHOP (and design) (collectively, the “Trademark Registrations”), as well as United States Trademark Application Serial Nos. 85/826,907 for the mark CRUMBS BAKE SHOP (and design) filed January 18, 2013; 86/066,657 for the mark CRUMBS filed September 17, 2013; 86/066,667 for the mark CRUMBS BAKE SHOP filed September 17, 2013; and 86/072,025 for the mark CRUMBS GLUTEN FREE filed September 23, 2013 (collectively, the “Trademark Applications”);

B.           For purposes of this Trademark Security Interest, capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement; and

C.           Secured Party and Debtor desire to execute a separate Trademark Security Interest specifically directed to the Trademark Registrations and Trademark Applications that is suitable for recordation in the Assignment Division of the U.S. Patent and Trademark Office.

NOW, THEREFORE, in accordance with the Loan Agreement, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.          Grant of Security Interest. Debtor hereby assigns, grants, transfers and conveys to Secured Party a security interest in all of Debtor’s right, title and interest in and to the Collateral, including but not limited to the Trademark Registrations and Trademark Applications, together with the goodwill of the business connected with the use of and symbolized by the Trademark Registrations and Trademark Applications, and all proceeds and products of the Trademark Registrations and Trademark Applications, and all causes of action arising prior to or after the date hereof for infringement of the Trademark Registrations and Trademark Applications or unfair competition regarding the same, to secure the prompt and complete payment and performance of Obligations under the Loan Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction, including but not limited to the Assignment Division of the U.S. Patent and Trademark Office, any initial financing statements and amendments thereto that indicate the Collateral as all assets of Debtor or words of similar effect, to the extent that a security interest in the Collateral can be perfected by such filing.

2.          Governing Law. This Trademark Security Interest shall be governed by and construed under the laws of the State of Oklahoma, without regard to the conflicts of law provisions thereof.

3.          Conflict. The rights and remedies of the Secured Party with respect to the security interest granted herein are without prejudice and are in addition to those set forth in the Loan Agreement, all terms and provisions of which are incorporated herein by reference. In the event of a conflict between the terms and conditions of this Trademark Security Interest and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall govern, supercede, and prevail.

4.          Successors. This Trademark Security Interest and the covenants and agreements herein contained shall inure to the benefit of Secured Party, its successors, and assigns, and shall be binding upon Debtor, its successors, and assigns.

5.          Counterparts. This Trademark Security Interest may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Secured Party and Debtor have caused this instrument to be executed as of the date first above written.

SECURED PARTY:

Fischer Enterprises, L.L.C., an Oklahoma limited liability company

By:
	Name:	S. Scott Fischer
	Title:	Chief Operating Officer

DEBTOR:

Crumbs Holdings LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E

DEPOSIT ACCOUNT CONTROL AGREEMENT

Post Closing Delivery

Exhibit E to LSA Deposit Account Control Agreement

EXHIBIT F

CONVERSION NOTICE
FOR CRUMBS BAKE SHOP, INC.

Reference is made to that certain Senior Secured Loan and Security Agreement dated as of January ___, 2014 (the “Loan Agreement”), between Crumbs Holdings LLC (“Crumbs Holdings”) and Crumbs Bake Shop, Inc. (the “Company”, together with Crumbs Holdings, collectively, the “Borrowers”), and Fischer Enterprises, L.L.C. (“Lender”), pursuant to which the Borrowers issued a Tranche I Promissory Note and a Tranche II Promissory Note, each in favor of Lender (collectively, the “Notes” and each a “Note”). In accordance with the Loan Agreement and the Notes, the Lender hereby elects to convert the Conversion Amount (as defined in the Loan Agreement) of the Note indicated below into shares of Common Stock, $0.0001 par value per share (the “Common Stock”) of the Company, as of the date specified below:

Date of Conversion:

Aggregate principal to be converted:

Aggregate accrued and unpaid Interest and accrued and unpaid late charges with respect to such portion of the aggregate principal and such aggregate interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Exhibit F to LSA Conversion Notice

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

Exhibit F to LSA Conversion Notice

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 20th day of January, 2014 by and among Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), and Fischer Enterprises, L.L.C., the “Lender” under that certain Senior Secured Loan and Security Agreement, dated as of January 20, 2014, by and among the Company and Crumb Holdings LLC, as “Borrowers”, and the Lender (the “Loan Agreement”).

RECITALS

A.           In connection with the Loan Agreement, the Lender has agreed, upon the terms and subject to the conditions of the Loan Agreement to make a Loan in an aggregate principal amount of $5,000,000 to the Borrowers that will be evidenced by a Tranche I Note and a Tranche II Note (as each such term is defined in the Loan Agreement) which will be convertible into Conversion Shares (as defined in the Loan Agreement) in accordance with the terms of the Loan Agreement.

B.           To induce the Lender to make available the Loan under the Loan Agreement, the Company has agreed to provide certain registration rights to Lender under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “ 1933 Act “), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Lender hereby agree as follows:

1.          Certain Definitions.

In addition to those terms defined above and elsewhere in this Agreement, the terms set forth below shall, for purposes of this Agreement, have the respective meanings indicated. Capitalized terms used but not defined herein shall have the respective meanings specified in the Loan Agreement.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any securities into which such shares may hereinafter be reclassified.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Conversion Shares, and (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Notes, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes; provided that a security shall cease to be a Registrable Security upon (A) sale of such Registrable Security pursuant to a Registration Statement or Rule 144 under the 1933 Act, (B) with respect to a Registrable Security held by any particular Person, when such Person is permitted to sell such Registrable Security without restriction pursuant to Rule 144, (C) when the Registrable Security is resold to the Company for cash, or (D) when the Registrable Security otherwise ceases to be outstanding.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Shelf Registration” means an offering of Registrable Securities made on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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2.          Registration.

(a)          Demand Registration Rights.

(i)          At any time following the closing of the purchase and sale of the Notes contemplated by the Loan Agreement, the Company shall receive a request (each such request shall be referred to herein as a “Demand Registration”) from the Lender that the Company effect the registration under the Securities Act of the number of Registrable Securities designated by Lender but of not less than 10% of the outstanding Registrable Securities, and specifying the intended method of disposition thereof (which may include a Shelf Registration provided that the Company is eligible to use Rule 415 for the purposes thereof), then the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of all Registrable Securities for which Lender has requested registration under this Section 2(a)(i), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered. At any time prior to the effective date of the registration statement relating to such registration, Lender may revoke such request by providing reasonable written notice to the Company revoking such request.

(ii)         Demand Registrations pursuant to this Section 2(a) are subject to the following limitations:

(A)         The Lender shall be entitled to have a total of two (2) Demand Registrations effected on Form S-1 (including any successor form, “Form S-1”) or Form S-3 (including any successor Form, “Form S-3”) at any time when the Company is eligible to use such form. A Demand Registration effected on Form S-1 shall not reduce the number of available Demand Registrations pursuant to the foregoing sentence if a registration statement with respect thereto does not become effective under the Securities Act and remain effective for at least one hundred eighty (180) days; provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

(B)         Upon notice to the Lender, the Company may postpone effecting a registration pursuant to this Section 2(a) on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding thirty (30) days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and Lender in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which would be required by the registration during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(iii)        The Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Lender by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Lender with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

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(iv)        For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided that the Company shall promptly (a) notify Lender in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of Lender) disclose to Lender any material non-public information giving rise to an Allowed Delay, (b) advise the Lender in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use its reasonable best efforts to terminate an Allowed Delay as promptly as practicable.

(v)         If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires Lender to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Lender is not an “underwriter”. The Lender shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have its counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Lender’s counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(a)(v), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Lender as an “underwriter” in such Registration Statement without the prior written consent of Lender.

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(b)          Right to Piggyback Registration.

(i)          If at any time following the date of this Agreement that any Registrable Securities remain outstanding (A) there is not one or more effective Registration Statements covering all of the Registrable Securities and (B) the Company proposes for any reason to register any shares of Common Stock under the 1933 Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the Lender of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the 1933 Act, include in such registration all Registrable Securities with respect to which the Company has received written request from Lender for inclusion therein within fifteen (15) days after receipt of the Company’s notice (a Piggyback Registration”). Such notice shall offer the Lender the opportunity to register such number of shares of Registrable Securities as Lender may request and shall indicate the intended method of distribution of such Registrable Securities.

(ii)         Notwithstanding the foregoing, (A) if such registration involves an underwritten public offering, the Lender must sell its Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 2(b)) and subject to the Lender entering into customary underwriting documentation for selling stockholders in an underwritten public offering, and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to Section 2(b)(i) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to cause such registration statement to become effective under the 1933 Act, the Company shall deliver written notice to the Lender and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(iii)        If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a Registration Statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the Registration Statement only such limited portion of the Registrable Securities with respect to which each Lender has requested inclusion hereunder as such underwriter(s) shall permit; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided further that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement.

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3.          Company Obligations. The Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)          use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 by the holders thereof (the “Effectiveness Period”) and advise the Lender in writing when the Effectiveness Period has expired;

(b)          prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)          provide copies to and permit counsel designated by Lender to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)          furnish to the Lender and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Lender may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Lender that are covered by the related Registration Statement;

(e)          use its reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

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(f)          prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Lender and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Lender and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)          use its reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)          immediately notify the Lender, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Lender in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Lender is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fiscal quarter that includes the effective date of such Registration Statement, except that, if quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fiscal year);

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(j)          with a view to making available to the Lender the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Lender to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after the date all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to Lender upon request, as long as Lender owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail Lender of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(k)          The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and fees and expenses of one counsel to the Lender, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Rcgistrable Securities being sold.

4.            Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Lender, advisors to and representatives of the Lender (who may or may not be affiliated with the Lender and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Loan Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Lender or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Lender and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; provided, however, that the Company shall not disclose material nonpublic information to the Lender, or to advisors to or representatives of the Lender, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Lender, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Lender wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

8

5.           Obligations of the Lender.

(a)          Lender shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify Lender of the information the Company requires from Lender if Lender elects to have any of the Registrable Securities included in the Registration Statement. Lender shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if Lender elects to have any of the Registrable Securities included in the Registration Statement.

(b)          Lender, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless Lender has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)          Lender agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(a)(iv) or (ii) the happening of an event pursuant to Section 3(h) hereof, Lender will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Lender is advised by the Company that such dispositions may again be made.

9

6.           Indemnification.

(a)          Indemnification by the Company. The Company will indemnify and hold harmless Lender and its officers, directors, members, employees and agents, successors and assigns, and each other Person, if any, who controls Lender within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Lender’s behalf and will reimburse such Lender, and each such officer, director or member and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Lender or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

(b)          Indemnification by the Lender. Lender agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Lender to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of Lender be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Lender in connection with any claim relating to this Section 6 and the amount of any damages such Lender has otherwise been required to pay by reason of such untrue statement or omission) received by Lender upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)          Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

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7.           Miscellaneous.

(a)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of any Registrable Securities, and the Company. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Lender.

(b)          Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 15.5 of the Loan Agreement.

(c)          Assignments and Transfers by Lender. The provisions of this Agreement shall be binding upon and inure to the benefit of the Lender and its respective successors and assigns. Lender may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by Lender to such Person, provided that Lender complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)          Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Lender, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Lender in connection with such transaction unless such securities are otherwise freely tradable by the Lender after giving effect to such transaction.

(e)          Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(f)          Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of an original of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(g)          Titles and Subtitles; Construction. The titles and subtitles used in this Agreement are used for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections, subsections, paragraphs, clauses or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, clauses or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. As used in this Agreement, the words “hereby”, “herein”, hereof’, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

(h)          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)          Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)          Entire Agreement. This Agreement and the Loan Agreement, together with its Exhibits and Schedules, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

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(k)          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Oklahoma located in Oklahoma County and the United States District Court for the Western District of Oklahoma for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CRUMBS BAKE SHOP, INC.

By:
Name: Edward M. Slezak
Title: Interim Chief Executive Officer

The Lender:	FISCHER ENTERPRISES, L.L.C.

By:
Name: S. Scott Fischer
Title: Chief Operating Officer

SCHEDULE 1

Existing Indebtedness

1.          Pursuant to Section 4.4 of Crumbs Holdings’ Third Amended and Restated Limited Liability Company Agreement, dated May 5, 2011 (the “LLC Agreement”), Crumbs Holdings is obligated under certain circumstances to make pro rata quarterly Tax Distributions (as defined in the LLC Agreement) to its members in an amount equal to the excess of (i) the Assumed Tax Liability (as defined in the LLC Agreement) for the applicable quarterly estimated tax period over (ii) Tax Distributions (as defined in the LLC Agreement) made by Crumbs with respect to the calendar year of which such quarterly estimated tax period is a part.

2.          Crumbs entered into a Tax Receivable Agreement, dated as of May 5, 2011, with Crumbs Holdings and the Members (the “Tax Receivable Agreement”) that provides for the payment by Crumbs to the Members (as defined in paragraph 1 of Schedule 10.16 below) of up to 75% of the amount of the tax benefits, if any, that Crumbs is deemed to realize as a result of (i) the existing tax basis in the assets of Crumbs Holdings on the date of the Merger (as defined in paragraph 1 of Schedule 10.16 below), (ii) any increases in such tax basis and (iii) certain other tax benefits related to Crumbs Holdings entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations are obligations of Crumbs and not of Crumbs Holdings. For purposes of the Tax Receivable Agreement, the benefit deemed realized by Crumbs will be computed by comparing the actual income tax liability of Crumbs Holdings (calculated with certain assumptions) to the amount of such taxes that Crumbs would have been required to pay had there been no increase to the tax basis of the assets of Crumbs Holdings as a result of the purchase or exchanges, had there been no tax benefit from the tax basis in the intangible assets of Crumbs Holdings on the date of the Merger and had Crumbs not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless Crumbs exercises its right to terminate the Tax Receivable Agreement for an amount based on the agreed payments remaining to be made under the Tax Receivable Agreement or Crumbs breaches any of its material obligations under the Tax Receivable Agreement, in which case all obligations will generally be accelerated and due as if Crumbs had exercised its right to terminate the Tax Receivable Agreement.

3.          In lieu of security deposits required pursuant to the terms of several operating leases, Crumbs Holdings has chosen to obtain letters of credit issued by Southeastern Bank and JPMorganChase when such substitution is allowed by the landlords.

a.           JPMorganChase has issued two letters of credit: (i) $68,000 (automatically renews each year through its expiration date of February 29, 2016); and (ii) $30,000 (automatically renews each year through its expiration date of November 30, 2016).

b.           See below schedule of letters of credit issued by Southeastern Bank.

Issue Date	Expires Date	Auto Renew	Days Notice	Date Financials and Memo Needed for Renewal Decision	Type	Amt	Most Recent Fee Collected	Date Most Recent Fee Collected
5/20/2008	5/20/2013	Y	60	02/19/13	F	$27,000.00	$400.00	3/29/2013
6/11/2008	6/11/2013	Y	60	03/13/13	F	$17,500.00	$400.00	3/29/2013
6/11/2008	6/11/2013	Y	60	03/13/13	F	$42,917.00	$435.00	3/29/2013
6/18/2008	4/30/2013	N	60	01/30/13	F	$45,600.00	$456.00	3/26/2012
6/19/2008	6/19/2013	Y	60	03/21/13	F	$15,000.00	$400.00	3/29/2013
6/1/2008	6/1/2013	Y	60	03/03/13	F	$28,144.00	$400.00	3/29/2013
6/1/2008	6/1/2013	Y	60	03/03/13	F	$9,440.00	$400.00	3/29/2013
8/1/2008	8/1/2013	Y	30	06/02/13	F	$62,500.00	$625.00	5/22/2012
8/1/2008	8/1/2013	Y	60	05/03/13	F	$24,300.00	$400.00	3/29/2013
8/1/2008	8/1/2013	Y	60	05/03/13	F	$50,000.00	$500.00	3/29/2013
*9/1/2008	9/1/2013	Y	60	06/03/13	F	$15,750.00	$400.00	5/22/2012
5/4/2009	5/4/2013	Y	60	02/03/13	F	$7,500.00	$400.00	3/29/2013
5/7/2009	5/7/2013	Y	60	02/06/13	F	$29,287.50	$400.00	3/29/2013
5/13/2009	5/13/2013	Y	60	02/12/13	F	$43,749.99	$450.00	3/29/2013
7/28/2009	7/28/2013	Y	60	04/29/13	F	$18,750.00	$400.00	3/29/2013
3/3/2011	3/3/2014	Y	60	12/03/13	F	$40,000.00	$400.00	3/29/2013

						$477,438.49

*Letter of Credit to be cancelled prior to or soon after the date hereof

4.          On May 5, 2011, Crumbs Holdings entered into a Commercial Loan Agreement with Southeastern Bank in connection with the letters of credit issued by Southeastern Bank in the form of a $575,000 revolving line of credit, with a variable rate based on the Wall Street Journal Prime Rate and secured by a $575,000 Certificate of Deposit. On January 6, 2014, this Commercial Loan Agreement was amended by that certain Loan Modification Agreement, reducing the revolving line of credit from $575,000 to $500,000. On or around January 15, 2014, the line was reduced by $20,062 from $500,000 to $479,938. The Loan Modification Agreement also replaced the $575,000 Certificate of Deposit with a $500,000 Certificate of Deposit. On or around January 15, 2014, the Certificate of Deposit was reduced by $20,062 to $479,938, which amount represents the amount required to pay for the letter of credit calls from Americana at Brand ($10,416.67) and The Commons at Calabasas ($9,645.33). No amounts are outstanding on the line of credit. Letters of credit amounting to $477,438.49 were reserved under this line of credit as of January 15, 2014.

2

SCHEDULE 1.2

Existing Liens

1.          Any liens filed in connection with any lease for any personal property of a Borrower or any Subsidiaries.

2.

Jurisdiction	Debtor	Secured Party	Collateral	Type	Filing Date	Filing Number
DE	Crumbs Holdings, LLC	LCA Bank Corporation	All of the equipment referenced in the Lease Agreement #124246-001, which Equipment is generally described as: [Copier] and all proceeds (including cash, non-cash and insurance proceeds), all accessions, additions and attachments, and all substitutions and replacements.”	Original	01/06/2011	2011-0055288

3

SCHEDULE 4.7

Use of Proceeds

Proceeds of the Loan will be used for working capital purposes and to implement the Business Plan.

4

SCHEDULE 10.2

Subsidiaries

o	Crumbs 17th Street, LLC, a District of Columbia limited liability company
o	Crumbs 42nd Street, LLC, a New York limited liability company
o	Crumbs 92nd Street, LLC, a New York limited liability company
o	Crumbs Americana, LLC, a California limited liability company
o	Crumbs Beverly Hills, LLC, a California limited liability company
o	Crumbs Broad Street, LLC, a New York limited liability company
o	Crumbs Broadway LLC, a New York limited liability company
o	Crumbs Brooklyn Heights LLC, a New York limited liability company
o	Crumbs Calabasas, LLC, a California limited liability company
o	Crumbs Catering LLC, a New York limited liability company
o	Crumbs Clarendon LLC, a Virginia limited liability company
o	Crumbs Columbia LLC, a New York limited liability company (f/k/a Crumbs 125th Street, LLC)
o	Crumbs Columbus LLC, a New York limited liability company
o	Crumbs Downtown II, LLC, a New York limited liability company
o	Crumbs East Bakeshop II, LLC, a New York limited liability company
o	Crumbs East End, LLC, a District of Columbia limited liability company
o	Crumbs E-Commerce LLC, a New York limited liability company
o	Crumbs Federal Street LLC, a Delaware limited liability company
o	Crumbs Garment Center LLC, a New York limited liability company
o	Crumbs Grand Central LLC, a New York limited liability company
o	Crumbs Greenvale LLC, a New York limited liability company
o	Crumbs Greenwich, LLC, a Connecticut limited liability company
o	Crumbs Hoboken, LLC, a New Jersey limited liability company
o	Crumbs Hollywood LLC, a California limited liability company
o	Crumbs Huntington LLC, a New York limited liability company
o	Crumbs II, LLC, a New York limited liability company
o	Crumbs International Place, LLC, a Delaware limited liability company
o	Crumbs L Street, LLC, a District of Columbia limited liability company
o	Crumbs Larchmont, LLC, a California limited liability company
o	Crumbs LaSalle, LLC, an Illinois limited liability company
o	Crumbs L’Enfant Plaza, LLC, a District of Columbia limited liability company
o	Crumbs Lexington LLC, a New York limited liability company
o	Crumbs Madison LLC, a New York limited liability company
o	Crumbs Malibu, LLC, a California limited liability company
o	Crumbs Newark LLC, a New Jersey limited liability company
o	Crumbs New Canaan, LLC, a California limited liability company
o	Crumbs Oak Park, LLC, an Illinois limited liability company
o	Crumbs Park Avenue LLC, a New York limited liability company

5

o	Crumbs Park Avenue South, LLC, a New York limited liability company
o	Crumbs Queens Center, LLC, a New York limited liability company
o	Crumbs Retail Bake Shops, LLC, a Delaware limited liability company (f/k/a Crumbs Fulton Street, LLC
o	Crumbs Ridgewood, LLC, a New Jersey limited liability company
o	Crumbs Rittenhouse Square, LLC, a Delaware limited liability company
o	Crumbs River North, LLC, an Illinois limited liability company
o	Crumbs Sixth Avenue, LLC, a New York limited liability company
o	Crumbs South Clark, LLC, an Illinois limited liability company
o	Crumbs Stamford, LLC, a Connecticut limited liability company
o	Crumbs Third Avenue LLC, a New York limited liability company
o	Crumbs Times Square LLC, a New York limited liability company
o	Crumbs Union Square LLC, a New York limited liability company
o	Crumbs Union Station LLC, a District of Columbia limited liability company
o	Crumbs Wall Street II, LLC, a New York limited liability company
o	Crumbs West Madison, LLC, an Illinois limited liability company
o	Crumbs Westfield LLC, a New Jersey limited liability company
o	Crumbs Westport, LLC, a Connecticut limited liability company
o	Crumbs Wholesale II, LLC, a New York limited liability company
o	Crumbs Woodbury LLC, a New York limited liability company

6

SCHEDULE 10.4

No Conflict

1.          Consents required by the Buyers of those certain Notes purchased in accordance with that certain Securities Purchase Agreement dated April 29, 2013 and amended on May 9, 2013, by and among Crumbs and each of the Buyers (as such terms are defined in the Securities Purchase Agreement).

2.          Any consents of any landlord or other Person, if required, in connection with the Leasehold Mortgages.

3.           Waiver of Southeastern Bank of the covenant against Crumbs Holdings incurring additional debt set forth in Section 6(F) of the Commercial Loan Agreement (as more particularly defined in Paragraph 4 of Schedule1).

7

SCHEDULE 10.5

Consents

1.          See Schedule 10.4

2.          NASDAQ consent to the terms and conditions of the Agreement (see Sections 5.5 and 6.1 of Agreement).

8

SCHEDULE 10.7

Leased Real Property

17th Street	888 17th Street NW		Washington	DC	20006
6th Avenue	655 6th Avenue		New York	NY	10011
92nd Street	2476 Broadway		New York	NY	10025
Americana	779 Americana Way		Glendale	CA	91210
Beverly Hills	9465 Little Santa Monica Boulevard		Beverly Hills	CA	90210
Bridgewater Commons	400 Commons Way	2480	Bridgewater	NJ	08807
Broad Street	40 Broad Street		New York	NY	10004
Broadway	1675 Broadway		New York	NY	10019
Brooklyn Heights	109 Montague Street		Brooklyn Heights	NY	11201
Bryant Park (42nd Street)	43 West 42nd Street		New York	NY	10036
Burlington Mall	76 Middlesex Turnpike	2010	Burlington	MA	01803
Calabasas	4799 Commons Way	E	Calabasas	CA	91302
Cherry Hill Mall	2000 Route 38 Suite 514	1855	Cherry Hill	NJ	08002
Christiana Mall	132 Christiana Mall	5900	Newark	DE	19702
Clarendon	2839 Clarendon Boulevard	Market Common	Arlington	VA	22201
Columbia	2814 Broadway		New York	NY	10025
Columbia Mall	10300 Little Patuxent Parkway	5522	Columbia	MD	21044
Columbus Avenue	775 Columbus Avenue		New York	NY	10025
Danbury Fair Mall	7 Backus Ave	F-212	Danbury	CT	06810
Deptford Mall	1750 Deptford Center Road	2090	Deptford	NJ	08096
East End	604 11th Street NW		Washington	DC	20001
Federal Street	176 Federal Street	3	Boston	MA	02110
Freehold Raceway Mall	3710 Route 9	G-212	Freehold	NJ	07728
Garden State Plaza	1 Garden State Plaza	1221A	Paramus	NJ	07652
Garment Center	1385 Broadway		New York	NY	10018
Grand Central	420 Lexington Avenue		New York	NY	10170
Greenvale	5 Glen Cove Road		Greenvale	NY	11548
Greenwich	48 West Putnam Avenue		Greenwich	CT	06830
Hoboken	409 Washington Street		Hoboken	NJ	07030
Hollywood	6801 Hollywood Boulevard	127	Hollywood	CA	90028
King of Prussia	160 N Gulph Road	2154D	King of Prussia	PA	19406
L Street	1107 19th Street NW		Washington	DC	20036
Larchmont	216 N Larchmont Boulevard		Los Angeles	CA	90004
L'Enfant Plaza	470 L'Enfant Plaza E SW	806	Washington	DC	20024
Lexington Avenue	1418 Lexington Avenue		New York	NY	10128
Mall at Rockingham Park	1 Rockingham Park Blvd	W115	Salem	NH	03079
Natick Mall	1245 Worcester Street	2174	Natick	MA	01760
Newark	Newark Airport	Terminal C	Newark	NJ	07114
Northshore Mall	RT 128N & RT 114E	KI-15	Peabody	MA	01960
Oak Park	1100 Lake Street		Oak Park	IL	60301
Palisades Center	2502 Palisades Center Drive	Z-16	West Nyack	NY	10994
Park Avenue	2 Park Avenue		New York	NY	10016
Park City Center	142 Park City Center	J0501	Lancaster	PA	17601
Pheasant Lane Mall	310 Daniel Webster Highway Suite 200	E153	Nashua	NH	03060

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Providence Place	One Providence Place	7510	Providence	RI	02903
Prudential Center	800 Boylston	HC04	Boston	MA	02199
Queens Center	90-15 Queens Boulevard		Elmhurst	NY	11373
Ridgewood	123 East Ridgewood Avenue		Ridgewood	NJ	07450
Rittenhouse Square	133 S 18th Street		Philadelphia	PA	19103
River North	346 North Clark Street		Chicago	IL	60654
Rockaway Mall	301 Mount Hope Avenue	2025	Rockaway	NJ	07866
Roosevelt Field	630 Old Country Road	4024	Garden City	NY	11530
South Shore Plaza	250 Granite Street	1076	Braintree	MA	02184
Stamford	1067 High Ridge Road		Stamford	CT	06905
Staten Island	2655 Richmond Ave	5513	Staten Island	NY	10314
Suburban Square	32 Parking Plaza,suite 101	06-101	Ardmore	PA	19003
The Village (Downtown)	37 East 8th Street		New York	NY	10003
Third Avenue	880 Third Avenue		New York	NY	10022
Times Square	261 West 42nd Street		New York	NY	10036
Towson Town Center	825 Dulaney Valley Road	2080	Towson	MD	21204
Tysons Corner Center	1961 Chain Bridge Road	KSK3L	McLean	VA	22102
Union Square	124 University Place		New York	NY	10003
Union Station	40 Massachusetts Avenue NW		Washington	DC	20002
Upper East Side (East Bakeshop II)	1379 Third Avenue		New York	NY	10075
Upper West Side (Crumbs II)	350 Amsterdam Avenue		New York	NY	10024
Water Tower	835 N Michigan Ave	2C	Chicago	IL	60611
West Madison	303 West Madison		Chicago	IL	60606
Westfield	130 East Broad Street		Westfield	NJ	07090
Westport	40-44 Post Road East		Westport	CT	06880
White Marsh Mall	8200 Perry Hall Blvd		Baltimore	MD	21236
Willowbrook Mall	1400 Willowbrook Mall	5537	Wayne	NJ	07470
Woodbury	8285 Jericho Turnpike		Woodbury	NY	11797
Maryland Corporate Office	147 Main Street		Preston	MD	21655
New York Corporate Office	110 West 40th Street	Suite 2100, partial space on 2200	New York	NY	10018

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SCHEDULE 10.9

Litigation

1.          Shaker and Associates vs. Crumbs Oak Park, LLC d/b/a Crumbs Bake Shop, In the Circuit Court of Cook County, IL, Municipal Department, First District, Case No, 13MI 730675. Eviction Summons for Trial. Trial scheduled for January 15, 2014, Rent amount claimed $59,676.91 (plus costs and attorneys’ fees).

2.          The Americana At Brand, LLC vs. Crumbs Americana, LLC, Los Angeles Superior Court – Central District, Case No. BC529862 Unlawful Detainer – Eviction. Rent amount claimed $21,339.75 (through December 1, 2013), with additional damages of $588.55 per day.

3.          The Commons at Calabasas, LLC vs. Crumbs Calabasas, LLC, Los Angeles Superior Court – Central District, Case No. BC529863, Unlawful Detainer – Eviction. Rent amount claimed $14,575.19 (through December 1, 2013), with additional damages of $447.84 per day.

4.          409 Washington Street, LLC vs. Crumbs Hoboken, Superior Court of New Jersey Law Division: Special Civil Part, Hudson County, Docket No. Lt-. Rent and other costs and fees claimed is $21,824.76.

5.          The Americana At Brand, LLC vs. Crumbs Americana, LLC and Crumbs Holdings, Los Angeles Superior Court – Central District, Case No. BC532092. Complaint for Breach of Lease and Breach of Guaranty. Plaintiff claims damages of $1,500,000.

6.          The Commons at Calabasas, LLC vs. Crumbs Calabasas, LLC and Crumbs Holdings LLC, Los Angeles Superior Court – Central District, Case No. BC532611. Complaint for Breach of Lease and Breach of Guaranty. Plaintiff claims damages of $1,000,000.

7.          Jennifer O’Reilly vs. Crumbs Holdings, LLC, Case No. 13-CV-2720, US District Court for the Southern District of New York. Class Action Complaint, pursuant to which the Collective Action Members claim they were misclassified as “exempt” and were denied overtime compensation and “spread of hours” compensation as required by federal and state wage and hour laws. On January 10, 2014, the parties jointly proposed to the Court an unspecified extension of the discovery cutoff, with a status letter due to the Court within 60 days.

8.          Crumbs Larchmont, LLC received a Three Business Day Notice to Pay Rent or Quit on January 10, 2014 from Larchmont Properties, Inc. The amount of rent and other costs and fees claimed is $12,092.

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9.          Crumbs Rittenhouse Square LLC received a call from its landlord on January 13, 2014 that it will be proceeding with an eviction.

10.         Crumbs Retail Bake Shops, LLC received a Notice of Default from Freehold Raceway Mall, Freemall Associates, LLC, dated January 9, 2014. The amount of rent and other costs and fees claimed is $12,005.83.

11.         Crumbs Union Square received a Notice of Default from University Place Assoc. LLC, dated January 8, 2014. The amount of rent and other costs and fees claimed is $24,076.53.

12.         Crumbs Holdings LLC received a Notice of Default from Bridgewater Commons Mall II, LLC, dated January 10, 2014. The amount of rent and other costs and fees claimed is $24,372.01.

13.         Crumbs Holdings LLC received a Notice of Default from Natick Mall, LLC, dated January 10, 2014. The amount of rent and other costs and fees claimed is $25,670.91.

14.         Crumbs Retail Bake Shops, LLC, located at Tyson’s Corner Center, received a Notice of Default from Tyson’s Corner Holdings LLC, dated January 9, 2014. The amount of rent and other costs and fees claimed is $12,093.60.

15.         Crumbs Retail Bake Shops, LLC, located at Palisades Center, West Nyack NY, received a Notice of Lease Termination from Eklecco Newco LLC, dated January 13, 2013. Demand is made therein for the sum of $704,528.67. A notice of default had been sent on December 6, 2013.

16.         Crumbs 92nd Street received notice from 214 West 92nd Street Assoc, LLC of default, dated January 8, 2014. The amount of rent and other costs and fees claimed is $34,490.05.

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SCHEDULE 10.12

Locations of Collateral

1.          See Schedule 10.7

2.          Vendor who stores certain fixtures: Pride Inc Heating & Air, 71 Winant Place Unit C, Staten Island NY 10309. This is not a leased property

3.          NJ Warehouse: MPD Logistics Inc., 5 Dwight Place, Fairfield NJ 07004. This is not a leased property.

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SCHEDULE 10.15

Intellectual Property

None.

14

SCHEDULE 10.16

Capitalization

Capitalization of Crumbs:

Series A Voting Preferred Stock, $0.0001 per share	Shares
Authorized	1,000,000
Issued	234,000
Outstanding	234,000

Potentially Dilutive Securities:
Reserved for issuance to members if Contingency Consideration were to vest	440,000

Common Stock, $0.0001 per share
Authorized	100,000,000
Issued	13,577,437
Outstanding	12,251,802

Potential for Additional Issuance of Securities:
Authorized for issuance pursuant to Equity Incentive Plan	578,295
Issuable upon exercise of outstanding warrants	5,456,300
Reserved for conversion of New Crumbs Class B Exchangeable Units by Crumbs Holdings’ Members	2,340,000
Reserved for issuance to members upon exchange of Contingency Consideration that could be paid to members if such Contingency Consideration were to vest	4,400,000
Reserved for senior convertible note holders	8,448,107

1.          The outstanding shares of Series A Voting Preferred Stock (“Series A Stock”) of Crumbs are held by the persons who were members of Crumbs Holdings immediately prior to Crumbs’ 2011 merger transaction (the “Merger”) and Julian Geiger, as a substituted member (collectively, the “Members”). The outstanding shares of Series A Stock were issued contemporaneously with the issuance by Crumbs Holdings of New Crumbs Class B Exchangeable Units (“Class B Units”) to its Members. Each share of Series A Stock entitles its holder to cast 10 votes on any matter submitted to the Crumbs’ stockholders. The Class B Units are exchangeable for shares of Common Stock on a one-for-one basis. Upon the exchange of a Class B Unit, the holder must also surrender 0.1 share of Series A Stock for redemption by Crumbs at its then par value.

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2.          Contingency Consideration includes 440,000 shares of Series A Stock of Crumbs and 4,400,000 Class B Units. Contingency Consideration will vest upon satisfaction of certain stock price and/or EBIDTA targets as provided in that certain Business Combination Agreement, dated as of January 9, 2011, as amended on each of February 18, 2011, March 17, 2011 and April 7, 2011 (the “Business Combination Agreement”), by and among Crumbs, 57th Street Merger Sub LLC, Crumbs Holdings, the members of Crumbs Holdings set forth on the signature pages thereto (the “Members”), and the representatives of Crumbs Holdings and the Members.

3.          In addition to vesting upon reaching the stock price and/or EBIDTA targets, all unvested Contingency Consideration will immediately vest if there is a “Change of Control” of Crumbs or Crumbs Holdings. A “Change of Control” will occur if, among other things, a person or group (within the meaning of Rules 13d-3 and 13d-5 under the 1934 Act) (other than any combination of the Permitted Holders or, in the case of Crumbs Holdings, Crumbs) shall obtain beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) or the voting stock of Crumbs or Crumbs Holdings representing more than 35% of the voting power of the capital stock of Crumbs or Crumbs Holdings entitled to vote for the election of directors of Crumbs or Crumbs Holdings other than directly from a Permitted Holder in a transaction where the ultimate purchaser is known to the Permitted Holder.

4.          Pursuant that certain Exchange and Support Agreement, dated as of May 5, 2011, by and among Crumbs, Crumbs Holdings, and the other parties thereto, as modified by that certain Accession Agreement, dated as of November 14, 2011, by and among Crumbs, Crumbs Holdings and Julian R. Geiger, (a) Crumbs is entitled to receive New Crumbs Class A Voting Units upon the exchange of the New Crumbs Class B Units by the holders thereof, (b) the holders of Common Stock will be entitled to certain adjustments in respect of the Common Stock in the event of certain dilutive actions, issuances or fundamental transactions described therein by Crumbs Holdings in respect of its New Crumbs Class B Units, and (c) the holders of New Crumbs Class B Units of Crumbs Holdings will be entitled to certain adjustments in respect of the New Crumbs Class B Units in the event of certain dilutive actions, issuances or fundamental transactions described therein by Crumbs in respect of the Common Stock.

5.          Pursuant to the Amended and Restated Certificate of Designation in respect of the Company’s Series A Stock, the holders of shares of Series A Stock will be entitled to certain dividends and distributions in respect of the Series A Stock in the event Crumbs declares any dividend or distribution on the Common Stock in shares of Common Stock, Preferred Stock or securities convertible, exercisable or exchangeable for Common Stock or Preferred Stock, unless such dividend or distribution is approved by the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Stock.

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6.          Crumbs’ warrants provide that the number of shares covered thereby and the exercise prices thereof shall be subject to adjustment in the event of certain changes in the Common Stock by way of stock dividends, split-ups, extraordinary dividends or other similar events. The strike price of the warrants is $11.50.

7.          Crumbs’ Equity Incentive Plan, as amended (the “Amended Plan”) contemplates that, in the event of any change in Crumbs’ corporate capitalization, then the Compensation Committee, in its sole discretion, may make substitutions or adjustments to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under the Amended Plan, the limitations on awards under the Amended Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate the Compensation Committee may make substitutions or adjustments to the number of shares of Common Stock reserved for issuance thereunder, the number of shares covered by awards then outstanding thereunder, the limitations on awards thereunder, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate. There are no options to acquire shares of Common Stock issued under the Amended Plan; only shares of restricted stock have been granted.

8.          Pursuant to that certain Securities Purchase Agreement dated April 29, 2013 and amended on May 9, 2013, Crumbs authorized the issuance of senior convertible notes, which notes are convertible into shares of Crumbs’ Common Stock, in accordance with the terms of such notes.

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SCHEDULE 10.19

No Breaches

Certain of the Subsidiaries have failed to pay under the lease agreements they are party to. A list of the store and location follows:

STORE	LANDLORD
17th STREET	888 17th Street Corp
92ND ST	C. Gershon & Company
AMERICANA	The Americana at Brand LLC
BEVERLY HILLS	Sunvic Properties
BRIDGEWATER	Bridgewater Commons Mall II LLC
BROOKLYN HEIGHTS	Italian Art Iron Works, Inc.
BURLINGTON	Bellwether Properties of Massachusetts LP
CALABASAS	The Commons at Calabasas, LLC
CHERRY HILL MALL	Cherry Hill Center LLC
CHRISTIANA MALL	Christiana Mall, LLC
CLARENDON	TIAA - CREF Market Commons
COLUMBIA	Larstrand Corporation
COLUMBIA MALL	The Mall in Columbia Business Trust
COLUMBUS AVE	775 Columbus LLC
DANBURY MALL	Danbury Mall, LLC
DEPTFORD MALL	Deptford Mall - Macerich Deptford LLC
DOWNTOWN	Uniway Partners, LP
EAST (NEW 1379 3rd)	GMAC Commercial Mortgage
EAST END	Jemal's Square 320 LLC
FEDERAL STREET	Federal Street 176 Holdings LLC
FREEHOLD RACEWAY	Freehold Raceway Mall/Freemall Associates LLC
GARDEN STATE	Westland Garden State Plaza LP
GRAND CENTRAL	SL Green Management
GREENWICH	Paradigm Realty
GREENVALE	Town Path Corner, LLC
HOLLYWOOD	CIM/H&H Retail, LP fbo Key Corp
KING OF PRUSSIA	King of Prussia Associates
LARCHMONT	Larchmont Properties, Ltd.
L STREET	1899 L Street Towers, LLC
LaSALLE	134 N. LaSalle LLC
L'ENFANT PLAZA	Potomac Creek Associates
LEXINGTON	134 East 93rd Street Associates
NATICK	Natick Mall, LLC
NEW CANAAN	The Town of New Canaan
NORTHSHORE MALL	Mall at Northshore, LLC
OAK PARK	Shaker Management Company
PALISADES CENTER	EklecCo NewCo LLC
PARK AVENUE	PPF Off Two Park Ave Owner LLC
PARK CITY CENTER	Park City Center Business Trust
PHEASANT LANE	Pheasant Lane Realty Trust

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PROVIDENCE PLACE	GGP - Providence Place LLC
PRUDENTIAL CENTER	Boston Properties Limited Partnership
QUEENS CENTER	Queens Mall Limited Partnership
RIDGEWOOD	Caterina-Ridgewood, LLC
RITTENHOUSE SQUARE	ADR 18th & Sansom, LLC
RIVER NORTH	Friedman Properties Ltd.
ROCKAWAY	Rockaway Center Associates
ROCKINGHAM	Mall at Rockingham LLC
SIXTH AVENUE	Olympic Funding, LLC
STAMFORD	Samuel Lotstein Realty Company, LLC
STATEN ISLAND	GGP Staten Island Mall, LLC
SUBURBAN SQUARE	Amerishop Suburban L.P.
TIMES SQUARE	Dream Team Associates
TOWSON TOWN CENTER	GGP
THIRD AVE	Vandergrand Properties Co.
TYSONS CORNER	Tysons Corner Holdings LLC
UNION SQUARE	University Place Associates
UNION STATION	Union Station Investco, LLC
WALL STREET	67 Wall Street Associates
WATER TOWER	Water Tower Place LLC
WEST MADISON	303 Madison Chicago, LLC
WESTPORT	Win Properties, Inc.
WHITE MARSH	White Marsh Mall, LLC
WILLOWBROOK MALL	Willowbrook Mall, LLC
WOODBURY	Kabro Assoc. of Woodbury LLC
HOLDINGS-NY OFFICE	Adams & Co. Real Estate LLC
HOLDINGS-MD OFFICE	Preston Strategies, LLC

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SCHEDULE 11.1

Payment of Indebtedness

See Schedule 10.19; provided, however, that Borrowers will pay all amounts due and owing with respect to the Hoboken lease. Note that there may be additional locations of the Subsidiaries which will be closed after the date hereof for which lease payments would no longer be paid.

20